Exhibit 10.9.4

[***] = Certain information contained in this document, marked by brackets, has been omitted because it is both not material and would be competitively harmful if publicly disclosed.

Execution Version

AMENDMENT NO. 3 TO AMENDED AND RESTATED

PURCHASE AND SALE AGREEMENT

AMENDMENT NO. 3 TO AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT dated as of September 12, 2019 (this “Amendment”), by and between OPORTUN, INC., a Delaware corporation, as seller (the “Seller”), and ECL FUNDING LLC, a Delaware limited liability company, as purchaser (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Seller and the Purchaser are parties to that certain Amended and Restated Purchase and Sale Agreement dated as of June 29, 2018, as amended by Amendment No. 1 thereto dated as of December 1, 2018 and Amendment No. 2 thereto dated as of February 1, 2019 (the “Original Purchase Agreement”); and

WHEREAS, the Seller and the Purchaser desire to amend the Original Purchase Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

SECTION 1.    Changes to Certain Defined Terms. Each of the defined terms “Default Percentage,” “Financing Facility Documents” and “Intercreditor Agreement” set forth in Section 1.1 of the Original Purchase Agreement is hereby amended and restated, to read in its entirety as follows:

“Default Percentage” means, for any calendar month, the aggregate Outstanding Receivables Balance for all Receivables that became Defaulted Receivables during such calendar month, less Recoveries received during such calendar month, expressed as an annualized percentage of the aggregate Outstanding Receivables Balance of all Eligible Receivables as of the last day of such calendar month.

“Financing Facility Documents” means (i) the Transaction Documents, as defined in that certain Base Indenture, dated as of August 4, 2015 (as amended, supplemented or otherwise modified from time to time), between Oportun Funding V, LLC and Wilmington Trust, National Association, (ii) the Transaction Documents, as defined in that certain Base Indenture, dated as of June 8, 2017 (as amended, supplemented or otherwise modified from time to time), between Oportun Funding VI, LLC and Wilmington Trust, National Association, (iii) the Transaction Documents, as defined in that certain Base Indenture, dated as of October 11, 2017 (as amended, supplemented or otherwise modified from time to time), between Oportun Funding VII, LLC and Wilmington Trust, National Association, (iv) the Transaction Documents, as defined in that certain Base Indenture, dated as of March 8, 2018 (as amended, supplemented or otherwise modified from time to time), between Oportun Funding VIII, LLC and Wilmington Trust, National Association, (v) the Transaction Documents, as defined in that certain Base Indenture, dated as of July 9, 2018 (as amended, supplemented or otherwise modified from time to time), between Oportun Funding IX, LLC and Wilmington Trust, National Association, (vi) the Transaction Documents, as defined in that certain Base

Indenture, dated as of October 22, 2018 (as amended, supplemented or otherwise modified from time to time) between Oportun Funding X, LLC and Wilmington Trust, National Association, (vii) the Transaction Documents, as defined in that certain Base Indenture, dated as of December 7, 2018 (as amended, supplemented or otherwise modified from time to time) between Oportun Funding XII, LLC and Wilmington Trust, National Association, (viii) the Transaction Documents, as defined in that certain Base Indenture, dated as of August 1, 2019 (as amended, supplemented or otherwise modified from time to time) between Oportun Funding XIII, LLC and Wilmington Trust, National Association and (ix) any transaction documents relating to any future financing facility that the Seller enters into relating to its core Consumer Installment Loan Product.

“Intercreditor Agreement” means the Twentieth Amended and Restated Intercreditor Agreement, dated as of August 1, 2019, by and among the Seller, the Collateral Trustee, the Servicer, the back-up servicer party thereto, the Purchaser, EF CH LLC, ECO CH LLC, EPOB CH LLC, EF GS 2017-OPTN LLC, ECO GS 2017-OPTN LLC, EPOB GS 2017-OPTN LLC, EPOB II (B) GS 2018-OPTN LLC, EF Holdco Inc., and the trustees party thereto, as such agreement may be amended, modified, waived, supplemented or restated from time to time.

SECTION 2.    Additional Definitions. Each of the defined terms listed below is hereby added as a defined term to Section 1.1 of the Original Purchase Agreement in alphabetical order, to read in its entirety as follows:

“Actual Changed GCP Cashflow” means for any Subject Renewal Receivable, (a) the sum of (i) the actual principal payment received (both scheduled principal and prepaid principal), (ii) the actual interest received, minus (b) servicing compensation payable to the Servicer, in the period of the actual refinancing of the Subject Renewal Receivable.

“Aggregate Make-Whole Amount” means, for each Monthly Vintage, the sum of all past and current Make-Whole Amounts attributable to that Monthly Vintage.

“At-Closing GCP” means a “Good Customer Program” where an Obligor is eligible to refinance his or her Contract if the following criteria are satisfied: (i) if the initial principal balance of an Obligor’s Contract is less than or equal to $2,525, then the Obligor must have repaid more than 60% of the original principal balance, and the original Contract must be outstanding for more than six (6) months, or (ii) if the initial principal balance of an Obligor’s Contract is greater is $2,525, (A) the Obligor must have repaid more than 40% of the original principal balance, and the original Contract must be outstanding for more than twelve (12) months, or (B) the Obligor must have repaid more than 60% of the original principal balance, and the original Contract must be outstanding for more than six (6) months.

“Changed GCP” means a “Good Customer Program” other than the At-Closing GCP that results from a change, with respect to a Consumer Installment Loan Product, in (i) the required paydown percentage, (ii) the number of months outstanding or (iii) the initial principal balance.

“Cushion Adjusted Aggregate Make-Whole Amount” means for each Monthly Vintage, the greater of (i) zero, and (ii) the Aggregate Make-Whole Amount minus the Cushion Amount.

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“Cushion Amount” means an amount attributable to each Monthly Vintage, each being equal to the product of (i) the aggregate Outstanding Receivables Balance of Receivables at time of purchase by the Purchaser with respect to such Monthly Vintage and (ii) 0.50%.

“Hypothetical At-Closing GCP Cashflow” means for any Subject Renewal Receivable, a hypothetical cashflow of such Subject Renewal Receivable if it had been refinanced at the first possible period under the At-Closing GCP where each period’s cashflow equals (a) the sum of (i) the scheduled principal payment, (ii) scheduled interest and (iii) the prepaid principal amount, minus (b) servicing compensation payable to the Servicer, where period zero of the cashflow occurs in the period of the actual refinancing of the Subject Renewal Receivable.

“Make-Whole Amount” means, with respect to any Subject Renewal Receivable, the net present value of the Hypothetical At-Closing GCP Cashflow discounted at an annual discount rate of [***]%, minus the Actual Changed GCP Cashflow. An example of the calculation of a Make-Whole Amount is attached hereto as Exhibit A.

“Make-Whole Payment” means the Cushion Adjusted Aggregate Make-Whole Amount minus the Cushion Adjusted Aggregate Make-Whole Amount as calculated with respect to the immediately preceding calendar month, if applicable.

“Monthly Vintage” means the group of Receivables purchased by the Purchaser for any calendar month.

“Original Receivables Balance” means, with respect to any Receivable, an amount equal to the original principal balance of such Receivable at origination.

“Similar Replacement Loans” means a pool of Receivables relating to Contracts satisfying the following requirements: (i) minimum aggregate Outstanding Receivables Balance equal to or greater than the aggregate Outstanding Receivables Balance of the refinanced Contracts, (ii) minimum average interest rate equal to or greater than the weighted average interest rate of the refinanced Contracts, (iii) average remaining term within one (1) month of the average remaining term of the refinanced Contracts and (iv) the percentage of Renewal Receivables (by principal balance) is at least equal to the percentage of Renewal Receivables of the refinanced Contracts.

“Subject Renewal Receivable” means a Renewal Receivable that was refinanced under a Changed GCP earlier than would have been possible under the At-Closing GCP.

SECTION 3.    Changes to Concentration Limits.

(a)    Clause (iii) of the definition of “Concentration Limits” set forth in Section 1.1 of the Original Purchase Agreement is hereby amended and restated, to read in its entirety as follows:

(iii)    the weighted average life of all Eligible Receivables exceeds forty-one (41) months;

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(b)     Clause (iv) of the definition of “Concentration Limits” set forth in Section 1.1 of the Original Purchase Agreement is hereby deleted in its entirety and the remaining subsequent clauses are renumbered accordingly.

(c)    The following clauses (vii), (viii) and (ix) are hereby added at the end of the definition of “Concentration Limits” set forth in Section 1.1 of the Original Purchase Agreement as additional Concentration Limits.

(vii)    the aggregate Outstanding Receivables Balance of all Eligible Receivables with Original Receivables Balances of less than $800 exceeds 10.0% of the Outstanding Receivables Balance of all Eligible Receivables;

(viii)    the aggregate Outstanding Receivables Balance of all Eligible Receivables with Original Receivables Balances of greater than $6,000 is less than 20.0% of the Outstanding Receivables Balance of all Eligible Receivables; or

(ix)    the aggregate Outstanding Receivables Balance of all Eligible Receivables that are not Renewal Receivables exceeds 40.0% of the Outstanding Receivables Balance of all Eligible Receivables.

SECTION 4.    Termination Extension. The definition of “Purchase Termination Date” in Section 1.1 of the Original Purchase Agreement is hereby amended and restated, to read in its entirety as follows:

“Purchase Termination Date” shall mean the earliest of (i) November 10, 2020, (ii) the date of the occurrence of a Commitment Termination Event, (iii) the date of the occurrence of any Seller Event of Default or (iv) at the Seller’s sole option, the date of the occurrence of any Sale Termination Event; provided, however, that if as of November 10, 2020, the aggregate principal amount of Receivables purchased by the Purchaser under this Agreement for the period commencing on November 11, 2019 and ending on November 10, 2020, is not equal to at least the aggregate principal amount of Receivables purchased by the Purchaser under this Agreement for the period commencing on November 11, 2018 and ending on November 10, 2019, the Purchase Termination Date, unless at any time fixed as an earlier date pursuant to clause (ii), (iii) or (iv) of this definition, shall be extended to the date when the aggregate principal amount of Receivables purchased by the Purchaser under this Agreement for the period commencing on November 11, 2019 is at least such amount.

SECTION 5.    Minimum and Maximum Volume. Sections 2.2(a) and 2.2(b) are amended and restated to read in their entirety as follows:

(a)    Subject to the terms and conditions of this Agreement, from time to time during the Term but not more frequently than twice per week upon receipt by the Purchaser of a Funding Request, the Purchaser shall purchase Contracts and Related Rights aggregating at least 10.0% of the Seller’s Consumer Installment Loan Product originations (the “Minimum Volume”), subject to the Seller’s obligations under the Financing Facility Documents, by paying the applicable Purchase Price; provided, however, that such percentage may be increased by the Seller in its sole discretion to up to 15% (the “Maximum Volume”) upon not less than three (3) Business Days’ advance notice to the Purchaser; provided further, that such percentage, if so

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increased by the Seller, may thereafter also be decreased by the Seller in its sole discretion upon not less than three (3) Business Days’ advance notice to the Purchaser so long as the percentage (as so decreased) is not less than the Minimum Volume; and provided further, that during the Term (i) the Combined Outstanding Receivables Balance relating to the Contracts purchased by the Purchaser from November 1, 2018 to and including November 10, 2019 shall not exceed $[***] at any one time, and (ii) the Combined Outstanding Receivables Balance relating to the Contracts purchased by the Purchaser from November 11, 2019 to and including November 10, 2020 shall not exceed $[***] at any one time.

(b)    Subject to the terms and conditions of this Agreement and the Seller’s obligations under the Financing Facility Documents, from time to time during the Term, the Seller shall sell to the Purchaser the Minimum Volume of its Consumer Installment Loan Product originations; provided, however, that such percentage may be increased by the Seller in its sole discretion to up to the Maximum Volume upon not less than three (3) Business Days’ advance notice to the Purchaser; provided further, that such percentage, if so increased by the Seller, may thereafter also be decreased by the Seller in its sole discretion upon not less than three (3) Business Days’ advance notice to the Purchaser so long as the percentage (as so decreased) is not less than the Minimum Volume; and provided, further, that during the Term (i) the Combined Outstanding Receivables Balance relating to the Contracts purchased by the Purchaser from November 1, 2018 to and including November 10, 2019 shall not exceed $[***] at any one time, and (ii) the Combined Outstanding Receivables Balance relating to the Contracts purchased by the Purchaser from November 11, 2019 to and including November 10, 2020 shall not exceed $[***] at any one time.

SECTION 6.    Effect of Similar Replacement Loans on Minimum and Maximum Volume. A new Section 2.2(e) is added at the end of Section 2.2, to read in its entirety as follows:

(e)    Any Similar Replacement Loans sold by the Seller to the Purchaser pursuant to Section 2.8 of the Agreement (i) shall not be included in the numerator or the denominator for purposes of calculating the Minimum Volume and the Maximum Volume, (ii) shall not be included in the aggregate principal amount of Receivables purchased by the Purchaser under this Agreement for the period commencing on November 11, 2019 and ending on November 10, 2020 for purposes of the Purchase Termination Date and (iii) shall be included in the Combined Outstanding Receivables Balance pursuant to Sections 2.2(a) and 2.2(b).

SECTION 7.    Changes to Commitment Termination Events.

(a)    Clauses (xiii), (xiv) and (xvi) of Section 2.2(c) of the Original Purchase Agreement are each hereby amended and restated, to read in their entirety as follows:

(xiii)    As of the last day of any period consisting of six (6) consecutive calendar months, the ratio of the aggregate initial principal balance of Renewal Receivables purchased by the Purchaser during such period over the aggregate initial principal balance of all Receivables purchased by the Purchaser during such period is less than 72%.

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(xiv)    As of the last day of any period consisting of three (3) consecutive calendar months, the weighted average interest rate (weighted by initial principal balance) for Renewal Receivables purchased by the Purchaser during such period is less than 30.5%.

(xvi)    As of the last day of any period consisting of three (3) consecutive calendar months, the weighted average original term to maturity (weighted by initial principal balance) of all Receivables purchased by the Purchaser during such period is less than 28 months.

(b)    Clause (ix) of Section 2.2(c) of the Original Purchase Agreement is hereby deleted in its entirety and the remaining subsequent clauses are renumbered accordingly.

SECTION 8.    Auto Loan Refinancing. Section 2.8 is hereby added at the end of Article II of the Original Purchase Agreement to read in its entirety as follows:

SECTION 2.8. Auto Loan Refinancing. Notwithstanding Section 2.5 above or any other provision of this Agreement, if in any calendar month the aggregate Outstanding Receivables Balance of Receivables repaid early because they were refinanced into automobile loans originated by the Seller or an Affiliate thereof exceeds $50,000, then the Seller shall sell to the Purchaser Similar Replacement Loans with a purchase price of par plus accrued interest within fifteen (15) days after the applicable month end.

SECTION 9.    Good Customer Program Make-Whole Payments. Section 2.9 is hereby added at the end of Article II of the Original Purchase Agreement in sequential order as follows:

SECTION 2.9 Good Customer Program Make-Whole Payments. No later than 15 days after the end of each calendar month occurring prior to November 10, 2021, the Seller shall calculate the Make-Whole Payment with respect to all Subject Renewal Receivables and, if the Make-Whole Payment amount is greater than zero, pay such amount by wire transfer to the Purchaser.

SECTION 10.    Changes to Affirmative Covenants of the Seller. Section 5.1(p) of the Original Purchase Agreement is hereby amended by deleting the text of such Section and substituting “Reserved” in lieu thereof.

SECTION 11.    Deletion of Right of Last Look. Section 9.7 of the Original Purchase Agreement is hereby amended by deleting the text of such Section and substituting “Reserved” in lieu thereof.

SECTION 12.    [***]

SECTION 13.    Amended Purchase Agreement. The document attached as Exhibit B hereto constitutes the Original Purchase Agreement, as modified by this Amendment (the “Amended Purchase Agreement”). In the event of any conflict, inconsistency or ambiguity between this Amendment and the Amended Purchase Agreement, the Amended Purchase Agreement shall control.

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SECTION 14.    Binding Effect; Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

SECTION 15.    Effectiveness of Amendment. Except as amended hereby, the Original Purchase Agreement shall remain in full force and effect according to its terms. On and after the date hereof, all references to the Original Purchase Agreement shall be deemed to be references to the Amended Purchase Agreement.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ECL FUNDING LLC, as Purchaser
By: Ellington Management Group LLC, its Investment Manager

By:	/s/ Laurence Penn
Name: Laurence Penn
Title: Vice Chairman

OPORTUN, INC., as Seller

By:	/s/ John Foxgrover
Name: John Foxgrover
Title: SVP, Capital Markets & Treasurer

[Amendment No. 3 to Amended and Restated Purchase and Sale Agreement]

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Exhibit A

[Make-Whole Amount Calculation Example Attached]

Exhibit B

[Amended Purchase Agreement Attached]

CONFORMED COPY

As amended by Amendment No. 3 to the

Amended and Restated Purchase and Sale Agreement,

dated as of September 12, 2019

AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT

Dated as of June 29, 2018

between

ECL FUNDING LLC,

as Purchaser,

and

OPORTUN, INC.,

as Seller

i

EXHIBITS

Exhibit A	Form of Funding Request
Exhibit B	Amended and Restated Acknowledgement and Agreement of 2016 Ellington Investors
Exhibit C	Amended and Restated Acknowledgement and Agreement of 2017 Ellington Investors
Schedule I	Initial Receivables Schedule

ii

Schedule II	Perfection Representations, Warranties and Covenants
Schedule III	List of Competitors
Schedule IV	Owner Trustee Letter

iii

AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT

AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT dated as of June 29, 2018 (this “Agreement”), by and between OPORTUN, INC., a Delaware corporation, as seller (the “Seller”), and ECL FUNDING LLC, a Delaware limited liability company, as purchaser (the “Purchaser”).

W I T N E S E T H:

WHEREAS, the Seller and the Purchaser have previously entered into that certain Purchase and Sale Agreement, dated as of August 2, 2016 (as amended to the date hereof, the “Original Agreement”), pursuant to which the Seller has sold and intends to sell Receivables to the Purchaser from time to time on the terms and subject to the conditions set forth therein; and

WHEREAS, the Seller and the Purchaser wish to amend the Original Agreement in certain respects;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto agree that the Original Agreement shall be, and it hereby is, amended and restated to read in its entirety as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1    Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“2016 Ellington Investors” means ECO, EFCH and EPOB.

“2017 Ellington Investors” means ECO-GS, EFCH-GS, EPOB-GS and EPOB2-GS.

“Actual Changed GCP Cashflow” means for any Subject Renewal Receivable, (a) the sum of (i) the actual principal payment received (both scheduled principal and prepaid principal), (ii) the actual interest received, minus (b) servicing compensation payable to the Servicer, in the period of the actual refinancing of the Subject Renewal Receivable.

“ADS Score” means the credit score for an Obligor referred to as the “Alternative Data Score” determined by the Seller in accordance with its proprietary scoring method.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting stock, by contract or otherwise.

“Aggregate Make-Whole Amount” means, for each Monthly Vintage, the sum of all past and current Make-Whole Amounts attributable to that Monthly Vintage.

“Agreement” has the meaning assigned to that term in the preamble. “Amendment Date” means March 3, 2017.

“At-Closing GCP” means a “Good Customer Program” where an Obligor is eligible to refinance his or her Contract if the following criteria are satisfied: (i) if the initial principal balance of an Obligor’s Contract is less than or equal to $2,525, then the Obligor must have repaid more than 60% of the original principal balance, and the original Contract must be outstanding for more than six (6) months, or (ii) if the initial principal balance of an Obligor’s Contract is greater is $2,525, (A) the Obligor must have repaid more than 40% of the original principal balance, and the original Contract must be outstanding for more than twelve (12) months, or (B) the Obligor must have repaid more than 60% of the original principal balance, and the original Contract must be outstanding for more than six (6) months.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended from time to time, and as codified as 11 U.S.C. Section 101 et seq.

“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA in respect of which the Seller, the Servicer or any ERISA Affiliate thereof is, or at any time during the immediately preceding six (6) years was, an “employer” as defined in Section 3(5) of ERISA, or with respect to which the Seller, the Servicer or any of their respective ERISA Affiliates has any liability, contingent or otherwise.

“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions or trust companies in the States of California, Florida, Illinois, Missouri, New York or Texas are authorized or obligated by Law to be closed.

“Changed GCP” means a “Good Customer Program” other than the At-Closing GCP that results from a change, with respect to a Consumer Installment Loan Product, in (i) the required paydown percentage, (ii) the number of months outstanding or (iii) the initial principal balance.

“Closing Date” means August 2, 2016.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and Treasury Regulations promulgated thereunder.

“Collateral Trustee” means initially Deutsche Bank Trust Company Americas, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor collateral trustee appointed in accordance with the provisions of the Intercreditor Agreement.

“Collection Account” means the account established as such for the benefit of the Purchaser at Deutsche Bank Trust Company Americas or such other depository institution as the Purchaser shall approve pursuant to Section 3.01 of the Servicing Agreement.

“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable made by or on behalf of Obligors, including, without limitation, all principal, Finance Charges and cash proceeds of Related Security with respect to such Receivable and any Deemed Collections in each case, received after the applicable Purchase Date; provided, however, that, if not otherwise specified, the term “Collections” shall refer to the Collections on all the Receivables collectively.

“Combined Outstanding Receivables Balance” means, at any time of determination, the sum of (i) the Outstanding Receivables Balance of the Receivables purchased by the Purchaser under this Agreement, (ii) the “Outstanding Receivables Balance” (as defined in the ECO Purchase Agreement) of the ECO Receivables, and (iii) the “Outstanding Receivables Balance” (as defined in the EFCH Purchase Agreement) of the EFCH Receivables.

“Commitment Termination Event” has the meaning specified in Section 2.2(c).

“Concentration Limits” shall be deemed exceeded if any of the following is true on any date of determination, with each of the percentages and weighted average credit scores below determined by combining the Receivables, the ECO Receivables and the EFCH Receivables (and, accordingly, treating the ECO Receivables and the EFCH Receivables, solely for purposes of this definition of “Concentration Limits”, as if they were “Receivables” for purposes of this Agreement):

(i)    the aggregate Outstanding Receivables Balance of all Re-Written Receivables and Re-Aged Receivables that are Eligible Receivables exceeds 5.0% of the aggregate Outstanding Receivables Balance of all Eligible Receivables;

(ii)    the weighted average fixed interest rate of all Eligible Receivables is less than 28.0%;

(iii)    the weighted average life of all Eligible Receivables exceeds forty-one (41) months;

(iv)    the aggregate Outstanding Receivables Balance of all Eligible Receivables with a fixed interest rate less than 24.0% exceeds 5.0% of the Outstanding Receivables Balance of all Eligible Receivables;

(v)    the weighted average credit score of the related Obligors of all Eligible Receivables (excluding any Eligible Receivables the Obligor of which has no (or a zero) credit score) is less than: (x) ADS Score: 700, (y) PF Score: 640 and (z) VantageScore: 600;

(vi)    the aggregate Outstanding Receivables Balance of all Eligible Receivables the Obligors of which have credit scores within the following respective credit score buckets: (x) ADS Score: less than or equal to 560, (y) PF Score: less than or equal to 500 and (z) VantageScore: less than or equal to 520 exceeds 5.0% of the aggregate Outstanding Receivables Balance of all Eligible Receivables;

(vii)    the aggregate Outstanding Receivables Balance of all Eligible Receivables with Original Receivables Balances of less than $800 exceeds 10.0% of the Outstanding Receivables Balance of all Eligible Receivables;

(viii)    the aggregate Outstanding Receivables Balance of all Eligible Receivables with Original Receivables Balances of greater than $6,000 is less than 20.0% of the Outstanding Receivables Balance of all Eligible Receivables; or

(ix)    the aggregate Outstanding Receivables Balance of all Eligible Receivables that are not Renewal Receivables exceeds 40.0% of the Outstanding Receivables Balance of all Eligible Receivables.

“Consolidated Parent” means initially, Oportun Financial Corporation, a Delaware corporation, and any successor to Oportun Financial Corporation, as the indirect or direct parent of the Seller, the financial statements of which are for financial reporting purposes consolidated with the Seller in accordance with GAAP, or if there is none, then the Seller.

“Consumer Installment Loan Product” means consumer installment loans of the type offered by Oportun, Inc. and the Nevada Originator as of the date of this Agreement and shall not include, for the avoidance of doubt, loans secured by vehicles or business assets and any other newly introduced types of loan or financing products offered by Oportun, Inc. or the Nevada Originator after the date of this Agreement.

“Contingent Liability” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person’s obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum outstanding principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

“Contract” means any promissory note, retail installment sales contract, other contract or other loan documentation originally entered into (i) between the Seller and an Obligor in connection with consumer loans made by the Seller to such Obligor in the ordinary course of its business or (ii) between the Nevada Originator and an Obligor in connection with consumer loans made by the Nevada Originator to such Obligor in the ordinary course of its business and subsequently acquired by the Seller.

“Credit and Collection Policies” means the Seller’s and the Servicer’s credit and collection policy or policies relating to Contracts and Receivables and referred to in Exhibit C to the Servicing Agreement, as the same is amended, supplemented or otherwise modified and in effect from time to time in accordance with Section 2.12(c) of the Servicing Agreement; provided, however, if the Servicer is any Person other than the initial Servicer, “Credit and Collection Policies” shall refer to the collection policies of such Servicer as they relate to receivables of a similar nature to the Receivables.

“Cushion Adjusted Aggregate Make-Whole Amount” means for each Monthly Vintage, the greater of (i) zero, and (ii) the Aggregate Make-Whole Amount minus the Cushion Amount.

“Cushion Amount” means an amount attributable to each Monthly Vintage, each being equal to the product of (i) the aggregate Outstanding Receivables Balance of Receivables at time of purchase by the Purchaser with respect to such Monthly Vintage and (ii) 0.50%.

“Custodian” means the Servicer in its capacity as Custodian under, and subject to the terms and conditions of, the Servicing Agreement.

“Deemed Collections” means in connection with any Receivable, all amounts payable (without duplication) with respect to such Receivable, by (i) the Seller pursuant to Section 2.4 hereof, and/or (ii) the initial Servicer pursuant to Section 2.02(f) or Section 2.08 of the Servicing Agreement.

“Default Percentage” means, for any calendar month, the aggregate Outstanding Receivables Balance for all Receivables that became Defaulted Receivables during such calendar month, less Recoveries received during such calendar month, expressed as an annualized percentage of the aggregate Outstanding Receivables Balance of all Eligible Receivables as of the last day of such calendar month.

“Defaulted Receivable” means a Receivable (i) as to which any scheduled payment, or part thereof, remains unpaid for 120 days or more past the due date for such payment determined by reference to the contractual payment terms, as amended, of such Receivable, (ii) the Obligor thereon has died or is suffering or has suffered an Event of Bankruptcy or (iii) which, consistent with the Credit and Collection Policies, would be written off in the Seller’s or the Servicer’s books as uncollectible.

“Delinquency Percentage” means, for any calendar month, the aggregate Outstanding Receivables Balance of all Delinquent Receivables as of the last day of such calendar month as a percentage of the aggregate Outstanding Receivables Balance of all Eligible Receivables as of the last day of such calendar month.

“Delinquent Receivable” means a Receivable (other than a Defaulted Receivable) as to which all or any part of a scheduled payment remains unpaid for thirty (30) days or more from the due date for such payment.

“Deposit Account Control Agreement” means the Deposit Account Control Agreement, dated as of the Closing Date, among the Purchaser, the Servicer and Deutsche Bank Trust Company Americas, as amended, supplemented, or otherwise modified from time to time.

“Dollars” and the symbol “$” mean the lawful currency of the United States.

“ECL Master Trust” means ECL Funding 2016-OPTN Master Participation Trust, a Delaware statutory trust.

“ECO” means ECO CH LLC, a Delaware limited liability company.

“ECO Guarantor” or “ECO-GS Guarantor” means Ellington Credit Opportunities, Ltd., a Cayman Islands exempted company.

“ECO Guaranty” means the ECO Guaranty, dated as of the Closing Date, delivered by the ECO Guarantor to the Seller, as such agreement may be amended, supplemented or otherwise modified and in effect from time to time.

“ECO Purchase Agreement” means the Purchase and Sale Agreement, dated as of November 10, 2015, between ECO and Oportun, Inc., as amended, supplemented or otherwise modified from time to time.

“ECO Receivables” means the receivables purchased by ECO under the ECO Purchase Agreement.

“ECO-GS” means ECO GS 2017-OPTN LLC, a Delaware limited liability company. “ECO-GS Guaranty” means the ECO-GS Guaranty, dated as of the Amendment Date, delivered by the ECO-GS Guarantor to the Seller, as such agreement may be amended, supplemented or otherwise modified from time to time.

“EFCH” means EF CH LLC, a Delaware limited liability company.

“EFCH Guarantor” or “EFCH-GS Guarantor” means Ellington Financial Operating Partnership LLC, a Delaware limited liability company.

“EFCH Guaranty” means the EFCH Guaranty, dated as of the Closing Date, delivered by the EFCH Guarantor to the Seller, as such agreement may be amended, supplemented or otherwise modified and in effect from time to time.

“EFCH Purchase Agreement” means the Amended and Restated Purchase Agreement, dated as of November 10, 2015, between EFCH and Oportun, Inc., as amended, supplemented or otherwise modified from time to time.

“EFCH Receivables” means the receivables purchased by EFCH under the EFCH Purchase Agreement or the predecessor agreement thereto.

“EFCH-GS” means EFCH GS 2017-OPTN LLC, a Delaware limited liability company.

“EFCH-GS Guaranty” means the EFCH-GS Guaranty, dated as of the Amendment Date, delivered by the EFCH-GS Guarantor to the Seller, as such agreement may be amended, supplemented or otherwise modified from time to time.

“Eligible Electronic Repository” means any electronic document repository engaged by the Seller, provided that the Seller shall not change the electronic document repository engaged by the Seller, unless the Seller shall have given to the Purchaser not less than five (5) Business Days’ prior written notice thereof.

“Eligible Receivable” means each Receivable:

(a)    that was originated in compliance with all applicable Requirements of Law (including without limitation all Laws relating to truth in lending, fair credit billing, fair credit reporting, fair debt collection practices and privacy) and which complies with all applicable

Requirements of Law (other than non-compliance that has no adverse effect on the obligations of the Obligor and creates no financial liability or other loss, cost or expense for the Purchaser and does not have any other Material Adverse Effect);

(b)    with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Seller or the Nevada Originator in connection with the creation or the execution, delivery and performance of such Receivable, or by the Purchaser in connection with its ownership of, or the administration or servicing of, such Receivable have been duly obtained, effected or given and are in full force and effect (other than non-compliance that has no adverse effect on the obligations of the Obligor and creates no financial liability or other loss, cost or expense for the Purchaser and does not have any other Material Adverse Effect);

(c)    as to which, at the time of the sale of such Receivable (i) to the Purchaser, the Seller was the sole owner thereof and had good and marketable title thereto free and clear of all Liens and (ii) if applicable, to the Seller by the Nevada Originator, the Nevada Originator was the sole owner thereof and had good and marketable title thereto free and clear of all Liens;

(d)    that is the legal, valid and binding payment obligation of the Obligor thereof, enforceable against such Obligor in accordance with its terms, except that the enforceability thereof may be subject to (a) the effects of any applicable bankruptcy, insolvency, reorganization, receivership, conservatorship or other Laws affecting the rights of creditors generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law), and is not subject to any right of rescission, setoff, counterclaim or defense (including the defense of usury) or to any repurchase obligation or return right;

(e)    the related Contract of which constitutes a “general intangible”, “instrument”, “account,” “chattel paper” or “electronic chattel paper”, in each case under and as defined in Article 9 of the UCC of all applicable jurisdictions;

(f)    that was established in accordance with the Credit and Collection Policies in the regular and ordinary course of the business of the Seller or the Nevada Originator, as applicable;

(g)    that is denominated and payable in Dollars, is only payable in the United States of America and each Obligor in respect of which are residents of, and have provided a billing address in, the United States of America;

(h)    that is not, at the time of the sale of such Receivable to the Purchaser, a Delinquent Receivable;

(i)    that has an original and remaining term to maturity of no more than fifty-one (51) months;

(j)    that has an Outstanding Receivables Balance equal to or less than $11,250;

(k)    that has a fixed interest rate that is greater than or equal to 15.0%;

(l)    that is not evidenced by a judgment or has been reduced to judgment;

(m)    that is not a Defaulted Receivable;

(n)    that is not a revolving line of credit;

(o)    the terms of which have not been modified or waived except as permitted under the Credit and Collection Policies or the Servicing Agreement;

(p)    that has no Obligor thereon that is a Governmental Authority;

(q)    that has no Obligor thereon that is the Obligor of a Defaulted Receivable;

(r)    the assignment of which (i) to the Purchaser does not contravene or conflict with any Law or any contractual or other restriction, limitation or encumbrance, and the sale or assignment of which does not require the consent of the Obligor thereof and (ii) if applicable, to the Seller from the Nevada Originator does not contravene or conflict with any Law or any contractual or other restriction, limitation or encumbrance, and the sale or assignment of which does not require the consent of the Obligor thereof;

(s)    the related Contract provides for repayment in full of the principal balance thereof in equal installments not less frequently than monthly;

(t)    the proceeds of the related Contract are fully disbursed, there is no requirement for future advances under such Contract and neither the Seller nor the Nevada Originator has any further obligations under such Contract;

(u)    as to which, the Custodian is in possession of a full and complete Receivable File in physical or electronic format;

(v)    that represents the undisputed, bona fide transaction created by the lending of money by the Seller or the Nevada Originator, as applicable, in the ordinary course of business and completed in accordance with the terms and provision contained in the related Contract;

(w)    a Concentration Limit would not be exceeded at the time of the sale, transfer or assignment of such Receivable to the Purchaser;

(x)    that is fully funded by the Seller or, if applicable, by the Nevada Originator on the Initiation Date and for which the Funding Request is delivered no earlier than the first Business Day after the Initiation Date;

(y)    that has an Initiation Date that is not more than five (5) Business Days prior to the applicable Purchase Date; and

(z)    that if originated by the Nevada Originator, the Obligor in respect of which is a resident of, and has provided the Servicer a billing address in, the State of Nevada.

“Ellington Guaranties” means the ECO Guaranty, the EFCH Guaranty and the EPOB Guaranty.

“Ellington Guarantors” means the ECO Guarantor, the ECO-GS Guarantor, the EFCH Guarantor, the EFCH-GS Guarantor, the EPOB Guarantor, the EPOB-GS Guarantor and the EPOB2-GS Guarantor.

“Ellington Investors” means (i) the 2016 Ellington Investors, (ii) the 2017 Ellington Investors, and (iii) any other Affiliate of the ECO Guarantor, the EFCH Guarantor, the EPOB Guarantor or the EPOB2-GS Guarantor identified to the Seller by the Purchaser in writing.

“Ellington-GS Guaranties” means the ECO-GS Guaranty, the EFCH-GS Guaranty, the EPOB-GS Guaranty and the EPOB2-GS Guaranty.

“EPOB” means EPOB CH LLC, a Delaware limited liability company.

“EPOB Guarantor” or “EPOB-GS Guarantor” means each of Ellington Private Opportunities Master Fund (A) LP, an exempted Cayman Islands partnership, and Ellington Private Opportunities Master Fund (B) LP, an exempted Cayman Islands partnership.

“EPOB Guaranty” means the EPOB Guaranty, dated as of the Closing Date, delivered by the EPOB Guarantor to the Seller, as such agreement may be amended, supplemented or otherwise modified and in effect from time to time.

“EPOB-GS” means EPOB GS 2017-OPTN LLC, a Delaware limited liability company. “EPOB-GS Guaranty” means the EPOB-GS Guaranty, dated as of the Amendment Date, delivered by the EPOB-GS Guarantor to the Seller, as such agreement may be amended, supplemented or otherwise modified from time to time.

“EPOB2-GS” means EPO II (B) GS 2018-OPTN LLC, a Delaware limited liability company.

“EPOB2-GS Guarantor” means each of Ellington Private Opportunities Master Fund II (A) LP, an exempted Cayman Islands partnership, and Ellington Private Opportunities Master Fund II (B) LP, an exempted Cayman Islands partnership.

“EPOB2-GS Guaranty” means the EPOB2-GS Guaranty, dated as of June 29, 2018, delivered by the EPOB2-GS Guarantor to the Seller, as such agreement may be amended, supplemented or otherwise modified from time to time.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to any Person, (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person; (ii) any trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person; or (iii) any member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as such Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above.

“Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if:

(a)    a Proceeding shall be commenced, without the application or consent of such Person, before any Governmental Authority, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or adjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any Law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and in the case of any Person, such Proceeding shall continue undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy Laws or other similar Laws now or hereafter in effect; or

(b)    such Person shall (i) consent to the institution of any Proceeding or petition described in clause (a) of this definition, or (ii) commence a voluntary Proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar Law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Finance Charges” means any finance, interest, late, servicing or similar charges or fees owing by an Obligor pursuant to the Contracts plus all Recoveries.

“Financing Document Default” means any “Rapid Amortization Event”, “Event of Default” or “Servicer Default” as defined in any Financing Facility Document (or any event, which though defined in different terminology, has the same substantive effect under the Financing Facility Documents for any financing).

“Financing Facility Documents” means (i) the Transaction Documents, as defined in that certain Base Indenture, dated as of August 4, 2015 (as amended, supplemented or otherwise modified from time to time), between Oportun Funding V, LLC and Wilmington Trust, National Association, (ii) the Transaction Documents, as defined in that certain Base Indenture, dated as of June 8, 2017 (as amended, supplemented or otherwise modified from time to time), between Oportun Funding VI, LLC and Wilmington Trust, National Association, (iii) the Transaction Documents, as defined in that certain Base Indenture, dated as of October 11, 2017 (as amended, supplemented or otherwise modified from time to time), between Oportun Funding VII, LLC and Wilmington Trust, National Association, (iv) the Transaction Documents, as defined in that certain Base Indenture, dated as of March 8, 2018 (as amended, supplemented or otherwise modified from time to time), between Oportun Funding VIII, LLC and Wilmington Trust, National Association,

(v) the Transaction Documents, as defined in that certain Base Indenture, dated as of July 9, 2018 (as amended, supplemented or otherwise modified from time to time), between Oportun Funding IX, LLC and Wilmington Trust, National Association, (vi) the Transaction Documents, as defined in that certain Base Indenture, dated as of October 22, 2018 (as amended, supplemented or otherwise modified from time to time) between Oportun Funding X, LLC and Wilmington Trust, National Association, (vii) the Transaction Documents, as defined in that certain Base Indenture, dated as of December 7, 2018 (as amended, supplemented or otherwise modified from time to time) between Oportun Funding XII, LLC and Wilmington Trust, National Association, (viii) the Transaction Documents, as defined in that certain Base Indenture, dated as of August 1, 2019 (as amended, supplemented or otherwise modified from time to time) between Oportun Funding XIII, LLC and Wilmington Trust, National Association and (ix) any transaction documents relating to any future financing facility that the Seller enters into relating to its core Consumer Installment Loan Product.

“Funding Request” means a request in the form of Exhibit A.

“GAAP” means those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report, as such principles are from time to time supplemented and amended, and applied on a basis consistent with the most recent audited financial statements of Consolidated Parent before the Closing Date.

“Governmental Authority” means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

“Hypothetical At-Closing GCP Cashflow” means for any Subject Renewal Receivable, a hypothetical cashflow of such Subject Renewal Receivable if it had been refinanced at the first possible period under the At-Closing GCP where each period’s cashflow equals (a) the sum of (i) the scheduled principal payment, (ii) scheduled interest and (iii) the prepaid principal amount, minus (b) servicing compensation payable to the Servicer, where period zero of the cashflow occurs in the period of the actual refinancing of the Subject Renewal Receivable.

“Ineligible Receivables” has the meaning assigned to that term in Section 2.4(a). “Initiation Date” means, with respect to any Receivable, the date upon which such Receivable was originated (closed and funded) or acquired by the Seller.

“Intercreditor Agreement” means the Twentieth Amended and Restated Intercreditor Agreement, dated as of August 1, 2019, by and among the Seller, the Collateral Trustee, the Servicer, the back-up servicer party thereto, the Purchaser, EF CH LLC, ECO CH LLC, EPOB CH LLC, EF GS 2017-OPTN LLC, ECO GS 2017-OPTN LLC, EPOB GS 2017-OPTN LLC, EPOB II (B) GS 2018-OPTN LLC, EF Holdco Inc., and the trustees party thereto, as such agreement may be amended, modified, waived, supplemented or restated from time to time.

“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable Law of any jurisdiction).

“Make-Whole Amount” means, with respect to any Subject Renewal Receivable, the net present value of the Hypothetical At-Closing GCP Cashflow discounted at an annual discount rate of [***]%, minus the Actual Changed GCP Cashflow. An example of the calculation of a Make-Whole Amount is attached hereto as Exhibit A.

“Make-Whole Payment” means the Cushion Adjusted Aggregate Make-Whole Amount minus the Cushion Adjusted Aggregate Make-Whole Amount as calculated with respect to the immediately preceding calendar month, if applicable.

“Material Adverse Effect” means any event or condition which would have a material adverse effect on (i) the collectability of any material portion of the Receivables, (ii) the condition (financial or otherwise), businesses or properties of the Servicer or the Seller, (iii) the ability of the Seller to perform its obligations under the Transaction Documents or the ability of the Servicer to perform its obligations under the Transaction Documents or (iv) the interest of the Purchaser in the Receivables.

“Monthly Vintage” means the group of Receivables purchased by the Purchaser for any calendar month.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA with respect to which the Seller, the Servicer or any of their respective ERISA Affiliates is making, is obligated to make, or has made or been obligated to make, contributions.

“Nevada Originator” means Oportun LLC, a Delaware limited liability company, or its successor.

“Obligor” means, with respect to any Receivable, the Person or Persons obligated to make payments with respect to such Receivable, including any guarantor thereof.

“Original Receivables Balance” means, with respect to any Receivable, an amount equal to the original principal balance of such Receivable at origination.

“Original Agreement” has the meaning set forth in the preamble.

“Outstanding Receivables Balance” means, as of any date with respect to any Receivable, an amount equal to the outstanding principal balance for such Receivable; provided, however, that if not otherwise specified, the term “Outstanding Receivables Balance” shall refer to the Outstanding Receivables Balance of all Receivables collectively.

“Owner Trustee” means Deutsche Bank National Trust Company in its capacity as the Owner Trustee of the ECL Master Trust or any successor or assignee thereof.

“Owner Trustee Letter” means a letter, dated the Closing Date, from the Owner Trustee to the Seller in the form attached hereto as Schedule IV.

“Parent” means Oportun Financial Corporation.

“Pension Plan” means a Benefit Plan that is an “employee pension benefit plan” as described in Section 3(2) of ERISA (including a Multiemployer Plan) that is subject to Title IV of ERISA or Section 302 of ERISA or 412 of the Code.

“Performance Guaranty” means the Performance Guaranty, dated as of the Closing Date, between Oportun, Inc. and the Purchaser relating to the Servicer’s obligations under the Servicing Agreement, as such agreement may be amended, supplemented or otherwise modified and in effect from time to time.

“Performance Guaranty Default” means any material default by Oportun, Inc. in its obligations under the Performance Guaranty.

“Person” means any corporation, limited liability company, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

“PF Score” means the credit score for an Obligor referred to as the “PF Score” determined by the Seller in accordance with its proprietary scoring method.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Purchase Date” means (i) the Closing Date and (ii) each date thereafter prior to the Purchase Termination Date that is identified on a Funding Request prepared and delivered to the Purchaser in accordance with Section 6.2 on such date, or if such date is not a Business Day, on the immediately following Business Day.

“Purchase Percentage” means (i) in relation to each of the 2016 Ellington Investors, 0%, (ii) in relation to ECO-GS, 0%, (iii) in relation to EFCH-GS, 50%, (iv) in relation to EPOB-GS, 0%, and (v) in relation to EPOB2-GS, 50%, or, if applicable, such other percentages as the Purchaser shall have specified for the Ellington Investors in accordance with Section 2.2(d).

“Purchase Price” has the meaning assigned to that term in Section 2.3(a).

“Purchase Settlement Date” has the meaning assigned to that term in Section 2.3(a).

“Purchase Termination Date” shall mean the earliest of (i) November 10, 2020, (ii) the date of the occurrence of a Commitment Termination Event, (iii) the date of the occurrence of any Seller Event of Default or (iv) at the Seller’s sole option, the date of the occurrence of any Sale Termination Event; provided, however, that if as of November 10, 2020, the aggregate principal amount of Receivables purchased by the Purchaser under this Agreement for the period commencing on November 11, 2019 and ending on November 10, 2020, is not equal to at least the aggregate principal amount of Receivables purchased by the Purchaser under this Agreement for the period commencing on November 11, 2018 and ending on November 10, 2019, the Purchase Termination Date, unless at any time fixed as an earlier date pursuant to clause (ii), (iii) or (iv) of this definition, shall be extended to the date when the aggregate principal amount of Receivables purchased by the Purchaser under this Agreement for the period commencing on November 11, 2019 is at least such amount.

“Purchaser” has the meaning assigned to that term in the preamble.

“Re-Aged Receivable” means any Receivable, the contractual delinquency of which has been modified by the Servicer in accordance with the Credit and Collection Policy without changing the original periodic payment amounts of such Receivable.

“Re-Written Receivable” means (i) any Receivable which replaces an existing Receivable due and (ii) any Receivable which is modified using criteria consistent with the re-write provisions of the Credit and Collection Policies, and in either case, which does not involve the receipt of any new funds by the applicable Obligor.

“Receivable” means the indebtedness of any Obligor under a Contract that is listed on the Receivables Schedule, whether constituting an account, electronic or tangible chattel paper, an instrument, a general intangible, payment intangible, promissory note or otherwise, and shall include (i) the right to payment of such indebtedness and any interest or finance charges and other obligations of such Obligor with respect thereto (including, without limitation, the principal amount of such indebtedness, periodic finance charges, late fees and returned check fees), and (ii) all proceeds of, and payments or Collections on, under or in respect of any of the foregoing; provided, however, that the ECO Receivables and EFCH Receivables shall not constitute Receivables under this Agreement except for the limited purpose stated in the definition of “Concentration Limits”. If a Contract is refinanced, the original Receivable shall be deemed collected and cease to be a Receivable for purposes of this Agreement upon payment in accordance with Section 2.5 with respect thereto.

“Receivable File” means with respect to a Receivable, the Contracts or other Records and the note, related to such Receivable; provided that such Receivable File may be created in electronic format, or converted to microfilm or other electronic media.

“Receivables Schedule” shall mean the receivables schedule (which may be in the form of a computer file or microfiche list) in the form of Schedule I, as supplemented for the addition of Subsequently Purchased Receivables included in Funding Requests and sold to the Purchaser by the Seller in accordance with Section 2.1(b).

“Records” means all Contracts and other documents, books, records and other information in physical or electronic format (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) maintained with respect to Receivables and the related Obligors.

“Recoveries” means, with respect to any period, all Collections (net of expenses) received during such period in respect of a Receivable after it became a Defaulted Receivable.

“Related Rights” has the meaning assigned to that term in Section 2.1(a).

“Related Security” means, with respect to any Receivable, all guaranties, indemnities, insurance and other agreements (including the related Receivable File and any rights against merchants) or arrangement and other collateral of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable.

“Renewal Receivable” means a Receivable that satisfies the following conditions: (i) the Obligor was previously an obligor on another receivable originated by the Seller or the Nevada Originator, as applicable (the “Prior Receivable”), and (ii) the Obligor paid the Prior Receivable in cash in full or by net funding the Renewal Receivable proceeds (whether pursuant to the Seller’s or the Nevada Originator’s “Good Customer” program or otherwise) and such payment in full or net funding was not made in connection with the conversion of such Prior Receivable into a Re-Aged Receivable or a Re-Written Receivable.

“Repurchase Date” has the meaning assigned to that term in Section 2.4(a).

“Repurchase Event” has the meaning assigned to that term in Section 2.4(a).

“Repurchase Payment” has the meaning assigned to that term in Section 2.4(a).

“Requirements of Law” means, as to any Person, the organizational documents of such Person and any Law applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Sale Termination Event” has the meaning specified in Section 7.3.

“Securitization Trustee” means Deutsche Bank Trust Company Americas or any other bank, trust company or financial institution acting as an indenture trustee or collateral agent under the Financing Facility Documents for any financing facility.

“Securitization Trustee Website” means any website through which the Securitization Trustee for any financing facility makes available servicer reports, remittance reports and/or similar documents to the investors holding securities issued under the applicable Financing Facility Documents.

“Seller” has the meaning assigned to that term in the preamble.

“Seller Default” shall mean any condition, act or event specified in Section 7.1 that, with the giving of notice or the lapse of time, or both, would become a Seller Event of Default.

“Seller Event of Default” has the meaning assigned to that term in Section 7.1.

“Series 2016-B Securitization Documents” means the Transaction Documents as defined in the Purchase and Sale Agreement dated July 8, 2016 between the Seller and Oportun Funding III, LLC.

“Servicer” means initially PF Servicing, LLC and its permitted successors and assigns and thereafter any Person appointed as successor pursuant to the Servicing Agreement to service the Receivables.

“Servicer Default” shall mean any condition, act or event specified in Section 2.04 of the Servicing Agreement.

“Servicing Agreement” means the Servicing Agreement, dated as of the Closing Date, between the Servicer and the Purchaser, as the same may be amended or supplemented from time to time.

“Similar Replacement Loans” means a pool of Receivables relating to Contracts satisfying the following requirements: (i) minimum aggregate Outstanding Receivables Balance equal to or greater than the aggregate Outstanding Receivables Balance of the refinanced Contracts, (ii) minimum average interest rate equal to or greater than the weighted average interest rate of the refinanced Contracts, (iii) average remaining term within one (1) month of the average remaining term of the refinanced Contracts and (iv) the percentage of Renewal Receivables (by principal balance) is at least equal to the percentage of Renewal Receivables of the refinanced Contracts.

“Solvent” means with respect to any Person that as of the date of determination both (A)(i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including Contingent Liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person’s then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person’s capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is “solvent” within the meaning given that term and similar terms under applicable Laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any Contingent Liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Subject Renewal Receivable” means a Renewal Receivable that was refinanced under a Changed GCP earlier than would have been possible under the At-Closing GCP.

“Subsequently Purchased Receivables” means additional Receivables that are (or the related Contracts of which are) identified on a Funding Request and sold to the Purchaser from time to time after the Closing Date.

“Term” means the period of time beginning on the Closing Date and ending on the Purchase Termination Date.

“Three-Month Average Default Percentage” means, for any calendar month, the average Default Percentage for the three most recent calendar months (which may include such calendar month).

“Three-Month Average Delinquency Percentage” means, for any calendar month, the average Delinquency Percentage for the three most recent calendar months (which may include such calendar month).

“Transaction Documents” means, collectively, this Agreement, the Servicing Agreement, the Performance Guaranty, the Intercreditor Agreement, the Ellington Guaranties, the Ellington-GS Guaranties, the Deposit Account Control Agreement and the Owner Trustee Letter.

“UCC” means, with respect to any jurisdiction, the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in such jurisdiction

“VantageScore” means the credit score for an Obligor referred to as a “VantageScore 3.0” calculated and reported by Experian plc.

SECTION 1.2    Accounting and UCC Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP applied on a consistent basis; and all terms used in Article 9 of the UCC that are used but not specifically defined herein are used herein as defined therein.

ARTICLE II

AMOUNTS AND TERMS OF THE PURCHASES

SECTION 2.1    Purchase of Receivables.

(a)    The Seller hereby sells, assigns, transfers and conveys to the Purchaser on the Closing Date, on the terms and subject to the conditions specifically set forth herein, but without recourse except as provided herein, all of its right, title and interest, in (i) each Contract listed on the Receivables Schedule on the Closing Date, (ii) all Receivables related thereto and all Collections received thereon after the applicable Purchase Date, (iii) all Related Security, (iv) all products of the foregoing, (v) all Recoveries relating thereto, and (vi) all proceeds of the foregoing (items specified in clauses (ii) through (vi), collectively the “Related Rights”).

(b)    On each Purchase Date occurring after the Closing Date, all of the Seller’s right, title and interest in, to and under the Contracts identified on the Funding Request for such Purchase Date and the Related Rights shall be sold, assigned, transferred and conveyed to the Purchaser, without the need for any further action by the parties hereto, on the terms and subject to the conditions specifically set forth herein, but without recourse except as provided herein. In connection with each sale hereunder occurring after the Closing Date, the Seller shall deliver to the Purchaser and the Servicer, on the applicable Purchase Date (or if such Purchase Date is not a Business Day, on the immediately following Business Day), a Funding Request which shall include a list of all Contracts sold on such Purchase Date.

(c)    The parties to this Agreement intend that the transactions contemplated hereby shall be, and shall be treated as, a sale by the Seller of the Receivables, as applicable, and not as a lending transaction. All sales of Receivables by the Seller hereunder shall be without recourse to, or representation or warranty of any kind (express or implied) by, the Seller, except as otherwise specifically provided herein.

(d)    Notwithstanding Section 2.1(a) above or any other provision of this Agreement, the Purchaser hereby advises the Seller that the Purchaser is acquiring, through the ECL Master Trust, only the beneficial interest in any Contracts and Related Rights sold pursuant to this Agreement and not the legal title to any such Contracts or Related Rights. Accordingly, the Purchaser hereby authorizes and instructs the Seller to transfer legal title to all such Contracts and Related Rights to the Owner Trustee, not in its individual capacity but solely in its capacity as owner trustee for the ECL Master Trust, and to record in its records the Owner Trustee as the holder of such legal title. The Purchaser hereby further advises the Seller that the Purchaser intends to transfer to one or more of the Ellington Investors, immediately or promptly after the Purchaser’s acquisition thereof, the beneficial interest in all of the Contracts and Related Rights which the Purchaser acquires pursuant to this Agreement. The Seller hereby consents to each such transfer made by the Purchaser to an Ellington Investor.

SECTION 2.2    Purchase and Sale Commitment.

(a)    Subject to the terms and conditions of this Agreement, from time to time during the Term but not more frequently than twice per week upon receipt by the Purchaser of a Funding Request, the Purchaser shall purchase Contracts and Related Rights aggregating at least 10.0% of the Seller’s Consumer Installment Loan Product originations (the “Minimum Volume”), subject to the Seller’s obligations under the Financing Facility Documents, by paying the applicable Purchase Price; provided, however, that such percentage may be increased by the Seller in its sole discretion to up to 15% (the “Maximum Volume”) upon not less than three (3) Business Days’ advance notice to the Purchaser; provided further, that such percentage, if so increased by the Seller, may thereafter also be decreased by the Seller in its sole discretion upon not less than three (3) Business Days’ advance notice to the Purchaser so long as the percentage (as so decreased) is not less than the Minimum Volume; and provided further, that during the Term (i) the Combined Outstanding Receivables Balance relating to the Contracts purchased by the Purchaser from November 1, 2018 to and including November 10, 2019 shall not exceed $[***] at any one time, and (ii) the Combined Outstanding Receivables Balance relating to the Contracts purchased by the Purchaser from November 11, 2019 to and including November 10, 2020 shall not exceed $[***] at any one time.

(b)    Subject to the terms and conditions of this Agreement and the Seller’s obligations under the Financing Facility Documents, from time to time during the Term, the Seller shall sell to the Purchaser the Minimum Volume of its Consumer Installment Loan Product originations; provided, however, that such percentage may be increased by the Seller in its sole discretion to up to the Maximum Volume upon not less than three (3) Business Days’ advance notice to the Purchaser; provided further, that such percentage, if so increased by the Seller, may thereafter also be decreased by the Seller in its sole discretion upon not less than three (3) Business Days’ advance notice to the Purchaser so long as the percentage (as so decreased) is not less than the Minimum Volume; and provided, further, that during the Term (i) the Combined Outstanding Receivables Balance relating to the Contracts purchased by the Purchaser from November 1, 2018 to and including November 10, 2019 shall not exceed $[***] at any one time, and (ii) the Combined Outstanding Receivables Balance relating to the Contracts purchased by the Purchaser from November 11, 2019 to and including November 10, 2020 shall not exceed $[***] at any one time.

(c)    The Purchaser’s obligations under this Section 2.2 shall terminate upon the occurrence of any of the following events, unless waived by the Purchaser, in each case subject to any cure period specified in the related agreements (each such event a “Commitment Termination Event”):

(i)    The occurrence of a Financing Document Default.

(ii)    The outstanding principal balance of Renewal Receivables (including any “Renewal Receivables” under the ECO Purchase Agreement or the EFCH Purchase Agreement) as a percentage of the Combined Outstanding Receivables Balance, is less than 60%, calculated on a three-month moving average basis.

(iii)    As of the last day of any period consisting of six (6) consecutive calendar months, the aggregate outstanding balance of Receivables purchased by the Purchaser during such period that are thirty (30) or more days delinquent is greater than 4.0% of the aggregate outstanding balance of the Receivables purchased by the Purchaser in the immediately preceding six (6) months;

(iv)    Any failure by the Seller to repurchase Receivables as required under Section 2.4 of this Agreement.

(v)    A Servicer Default or Servicer Event of Default, as defined in the Servicing Agreement.

(vi)    Any other Seller Event of Default.

(vii)    A Performance Guaranty Default.

(viii)    A Concentration Limit, as applied to the Receivables purchased by the Purchaser hereunder, the ECO Receivables and the EFCH Receivables, taken together, is exceeded for three consecutive weeks.

(ix)    The occurrence of a material adverse “headline” event whereby the Seller, the Nevada Originator or any Affiliate of the Seller or the Nevada Originator were to be fined or made to pay restitution by a regulator or other Governmental Authority (including a court) in an amount exceeding $5,000,000.

(x)    The Purchaser, any Ellington Investor or any other Affiliate of the Purchaser is named or included as a defendant in any material lawsuit or governmental action in connection with this Agreement, or is otherwise named or included in connection with any regulatory investigation of the Seller or the Nevada Originator or any Affiliate of the Seller or the Nevada Originator.

(xi)    As of the last day of any period consisting of three (3) consecutive calendar months, the ratio of the aggregate initial principal balance of all Receivables sold by the Seller to third parties (including the Purchaser) unaffiliated with the Seller over the aggregate initial principal balance of all Receivables originated by the Seller during such period exceeds 25%.

(xii)    As of the last day of any period consisting of six (6) consecutive calendar months, the ratio of the aggregate initial principal balance of Renewal Receivables purchased by the Purchaser during such period over the aggregate initial principal balance of all Receivables purchased by the Purchaser during such period is less than 72%.

(xiii)    As of the last day of any period consisting of three (3) consecutive calendar months, the weighted average interest rate (weighted by initial principal balance) for Renewal Receivables purchased by the Purchaser during such period is less than 30.5%.

(xiv)    As of the last day of any period consisting of three (3) consecutive calendar months, the weighted average interest rate (weighted by initial principal balance) for Receivables that are not Renewal Receivables purchased by the Purchaser during such period is less than 34%.

(xv)    As of the last day of any period consisting of three (3) consecutive calendar months, the weighted average original term to maturity (weighted by initial principal balance) of all Receivables purchased by the Purchaser during such period is less than 28 months.

(xvi)    As of the last day of a calendar month, the Three-Month Average Delinquency Percentage for such calendar month exceeds 9.5%.

(xvii)    As of the last day of a calendar month, the Three-Month Average Default Percentage for any calendar month exceeds 17.0%.

(d)    Until such time (if any) as the Purchaser shall otherwise instruct the Seller in writing, the Seller shall allocate the Contracts and Related Rights purchased by the Purchaser on any Purchase Date among the Ellington Investors by allocating to each of them Receivables having an aggregate Outstanding Receivable Balance equal to the product of (i) the Purchase Percentage of such Ellington Investor, and (ii) the aggregate Outstanding Receivable Balance of all Receivables then being purchased by the Purchaser (subject to such rounding as the Seller reasonably deems necessary). The Seller shall make each such allocation of Receivables through a random or mechanical method not intended by it to materially favor or disfavor any Ellington Investor over any other. The Purchaser may by written notice delivered to the Seller from time to time change the Purchase Percentages; provided that (i) the Purchaser may not deliver more than one such notice in any calendar month, (ii) the Purchaser shall deliver each such notice not less than three Business Days before it is to take effect, (iii) the sum of the Purchase Percentages shall always equal 100%, and (iv) subject to the immediately preceding clause (iii), the Purchase Percentage of each Ellington Investor shall at all times be either (A) 0%, or (B) an integral multiple of 1% that is not less than 10%; and provided further that, except as the Seller may otherwise consent, at all times either (i) the sum of the Purchase Percentages of the 2016 Ellington Investors shall be 100% and the Purchase Percentage of each of the 2017 Ellington Investors shall be 0%, or (ii) the sum of the Purchase Percentages of the 2017 Ellington Investors shall be 100% and the Purchase Percentage of each of the 2016 Ellington Investors shall be 0%. The Seller shall for each Purchase Date prepare a written list of the specific Receivables it has allocated to each Ellington Investor and shall provide copies of such list to the Purchaser and the Servicer.

(e)    Any Similar Replacement Loans sold by the Seller to the Purchaser pursuant to Section 2.8 of the Agreement (i) shall not be included in the numerator or the denominator for purposes of calculating the Minimum Volume and the Maximum Volume, (ii) shall not be included in the aggregate principal amount of Receivables purchased by the Purchaser under this Agreement for the period commencing on November 11, 2019 and ending on November 10, 2020 for purposes of the Purchase Termination Date and (iii) shall be included in the Combined Outstanding Receivables Balance pursuant to Sections 2.2(a) and 2.2(b).

SECTION 2.3    Purchase Price and Payment Procedures.

(a)    The amount payable by the Purchaser to the Seller for the Contracts and Related Rights sold hereunder on each Purchase Date shall equal the Outstanding Receivables Balance of (i) all Re-Written Receivables being purchased on such Purchase Date multiplied by [***]% and (ii) all other Receivables being purchased on such Purchase Date multiplied by [***]%, plus in each case up to four days of any accrued Obligor interest (as applicable, the “Purchase Price”). For the avoidance of doubt, the Outstanding Receivables Balance of the purchased Receivables shall be calculated as of the close of business on the day preceding the applicable Purchase Date and the phrase “accrued Obligor interest” shall include any accrued but unpaid interest calculated on the applicable Receivable from the Initiation Date to the applicable Purchase Settlement Date. Also for the avoidance of doubt, under no circumstances shall the Purchase Price for any Receivable include more than four days of accrued Obligor interest even if more than four calendar days elapse between the Initiation Date and the Purchase Settlement Date for such Receivable. The Purchase Price for Receivables shall be paid in the manner provided below on the Closing Date and, in connection with each Purchase Date occurring after the Closing Date, on the Business Day following such Purchase Date (each, a “Purchase Settlement Date”).

(b)    The Purchase Price for Contracts and Related Rights shall be paid by the Purchaser to the Seller not later than 3:00 p.m. (New York time) on the applicable Purchase Settlement Date in lawful money of the United States of America in same day funds to the United States bank account designated in writing by the Seller to the Purchaser. If the Purchaser fails to remit the Purchase Price on any Purchase Settlement Date as required herein, any transfer of Contracts and Related Rights on the related Purchase Date shall be null and void.

SECTION 2.4    Repurchase of Ineligible Receivables.

(a)    If any of the representations or warranties of the Seller contained in subsection (a) or (b) of Section 4.2 was not true with respect to any Contract and related Receivable on the applicable Purchase Date in any material respect (a “Repurchase Event” and any such Receivable, an “Ineligible Receivable”), then on the date that is five (5) Business Days following the date that the Seller or the Servicer receives notice or knowledge thereof, the purchase of such Ineligible Receivable shall be rescinded and the Seller shall repurchase such Ineligible Receivable from the Purchaser (a “Repurchase Date”) for an amount equal to (1) the sum of (i) the applicable Purchase Price paid by the Purchaser for such Receivable and the related Contract and (ii) all accrued and unpaid Finance Charges on such Receivable to and including the Repurchase Date, less (2) (i) if the Repurchase Date occurs prior to or on the date that is thirty (30) days after the Purchase Date, the amount of any payments previously paid to the Purchaser with respect to such Receivable or (ii) if the Repurchase Date occurs more than thirty (30) days after the Purchase Date, the amount of any principal payments previously paid to the Purchaser with respect to such Receivable (any such payment, a “Repurchase Payment”). Prior to the Purchase Termination Date, such Repurchase Payment shall be paid (i) if such Repurchase Date is also a Purchase Settlement Date, by reducing the Purchase Price payable by the Purchaser to the Seller on such Purchase Settlement Date pursuant to Section 2.3 hereof, and (ii) if such Repurchase Date is not also a Purchase Settlement Date or to the extent such Repurchase Payment exceeds the Purchase Price payable on such Purchase Settlement Date, by the Seller making a wire transfer to the Purchaser. On or subsequent to the Purchase Termination Date, such Repurchase Amount shall be paid by the Seller making a wire transfer to the Purchaser.

(b)    The Purchaser and the Seller agree that after payment of the Repurchase Payment for an Ineligible Receivable as provided in clause (a) above, (i) such Ineligible Receivable shall no longer constitute a Receivable for purposes of this Agreement and (ii) the Purchaser shall automatically and without further action reconvey such Ineligible Receivable to the Seller, without representation or warranty, but free and clear of all Liens arising through or under the Purchaser.

(c)    Except as set forth in Section 2.4(a), the Seller shall not have any right under this Agreement, by implication or otherwise, to repurchase from the Purchaser any Contract or to rescind or otherwise retroactively affect any purchase of any Contract after the transfer to the Purchaser thereof hereunder.

(d)    So long as the Seller repurchases such Ineligible Receivable in accordance with clause (a) above, such repurchase shall constitute the sole remedy against the Seller with respect to a Repurchase Event; provided that such repurchase shall not limit or affect in any way any rights that the Purchaser or any Ellington Investor may have in relation to Seller or such Ineligible Receivable under Sections 2.2(c), 7.1, 7.2 or 8.1.

(e)    The Seller agrees that its undertakings in this Section 2.4 shall apply for the benefit of any Ellington Investor which has purchased an Ineligible Receivable from the Purchaser. Accordingly, the Seller agrees to repurchase Ineligible Receivables from each Ellington Investor on the same terms (including the same Repayment Price) as are set forth herein for the repurchase of Ineligible Receivables from the Purchaser.

SECTION 2.5    Refinancings. The Seller may refinance any Receivable in accordance with the Credit and Collection Policies, provided that, with respect to such refinanced Receivables, an amount equal to the Outstanding Receivables Balance thereof plus all accrued and unpaid Finance Charges and other amounts then owing with respect to the related Contract shall be paid to the Purchaser on the effective date of such refinancing. The amounts due to the Purchaser pursuant to the preceding sentence shall be paid by the Seller by deposit of same day funds in the Collection Account or netted against the Purchase Price for Subsequently Purchased Receivables.

SECTION 2.6    Selection of Receivables. The Contracts and Related Rights to be sold to the Purchaser on the Closing Date and each subsequent Purchase Date shall be selected using the following methodology: (i) first, the Seller will determine which of its Receivables would be Eligible Receivables on such Purchase Date; (ii) second, the Seller will apply random selection procedures to select Contracts from such Eligible Receivables pool in the amount being sold on such Purchase Date; and (iii) third, the Seller will list such Eligible Receivables (by principal amount, rounded to the nearest whole Receivable) being sold on the Closing Date or any subsequent Purchase Date, as applicable, on the Receivables Schedule or Funding Request, as applicable, delivered under this Agreement, in each case subject to the Seller’s obligations under the Financing Facility Documents.

SECTION 2.7    Purchaser Transfers. The Purchaser may not sell, transfer, assign or otherwise convey the Contracts, Related Rights and Receivables transferred to the Purchaser hereunder to any competitor of the Seller that is listed on Schedule III hereto. The sale, transfer or assignment of any Contracts, Related Rights or Receivables by the Purchaser is not otherwise restricted.

SECTION 2.8    Auto Loan Refinancing. Notwithstanding Section 2.5 above or any other provision of this Agreement, if in any calendar month the aggregate Outstanding Receivables Balance of Receivables repaid early because they were refinanced into automobile loans originated by the Seller or an Affiliate thereof exceeds $50,000, then the Seller shall sell to the Purchaser Similar Replacement Loans with a purchase price of par plus accrued interest within fifteen (15) days after the applicable month end.

SECTION 2.9    Good Customer Program Make-Whole Payments. No later than 15 days after the end of each calendar month occurring prior to November 10, 2021, the Seller shall calculate the Make-Whole Payment with respect to all Subject Renewal Receivables and, if the Make-Whole Payment amount is greater than zero, pay such amount by wire transfer to the Purchaser.

ARTICLE III

CONDITIONS TO PURCHASES

SECTION 3.1    Conditions Precedent to Purchaser’s Initial Purchase. The obligation of the Purchaser to purchase each Contract and the Related Rights hereunder on the Closing Date is subject to the following conditions precedent:

(a)    The Transaction Documents shall have been executed and delivered and shall be in full force and effect;

(b)    The Seller shall have delivered to the Purchaser a copy of duly adopted resolutions of the Seller’s Board of Directors authorizing or ratifying the execution, delivery and performance of the Transaction Documents to which it is a party, certified by the Seller’s Secretary or Assistant Secretary;

(c)    the Seller shall have delivered to the Purchaser a duly executed certificate of the Seller’s Secretary or Assistant Secretary certifying the names and true signatures of the officers authorized on behalf of the Seller to sign the Transaction Documents to which it is a party;

(d)    the Seller shall have filed with the Delaware Secretary of State, at its own expense, a UCC financing statement with respect to the Contracts and Related Rights, naming the Seller as the debtor and each of the Purchaser and the Owner Trustee as a secured party and describing the Contracts and the Related Rights, and has arranged for delivery of a file-stamped copy of such UCC financing statement or other evidence of such filing to the Purchaser within five (5) Business

Days of the Closing Date; and all other action necessary or desirable, in the opinion of the Purchaser to establish the ownership of the Contracts and Related Rights by the Purchaser and/or the Owner Trustee shall have been duly taken;

(e)    the Seller shall have delivered to the Purchaser a Funding Request, including the Receivables Schedule;

(f)    the Purchaser shall have received photocopies of reports of a UCC search of the Delaware Secretary of State with respect to the Contracts and the Related Rights being purchased on the Closing Date reflecting the absence of Liens thereon, except the Liens created hereunder for the benefit of the Purchaser and/or the Owner Trustee and except for Liens as to which the Purchaser has received UCC termination statements or instruments executed by secured parties releasing any conflicting Liens on such Contracts and Related Rights;

(g)    the Deposit Account Control Agreement shall have been executed by the parties thereto and delivered to the Purchaser; and

(h)    the Purchaser shall have received such other approvals, documents, certificates and opinions as the Purchaser may reasonably request.

SECTION 3.2    Conditions Precedent to All Purchases. The obligation of the Purchaser to purchase Receivables hereunder on each Purchase Date (including the Closing Date) shall be subject to the further conditions precedent that on such Purchase Date (or, if such Purchase Date is not a Business Day, on the immediately following Business Day but with respect to such Purchase Date):

(a)    the following statements shall be true (and delivery by the Seller of a Funding Request and the acceptance by the Seller of the Purchase Price on the related Purchase Settlement Date shall constitute a representation and warranty by the Seller that on such Purchase Date such statements are true):

(i)    the representations and warranties of the Seller contained in Sections 4.1 and 4.2 shall be correct on and as of such Purchase Date as though made on and as of such date, unless such representation or warranty speaks as of another date, in which case such representation or warranty shall be correct as of such other date;

(ii)    no Seller Event of Default or Seller Default shall have occurred and be continuing; and

(iii)    the Purchase Termination Date has not occurred;

(b)    the Seller shall have clearly and unambiguously marked its accounting records evidencing the Receivables being purchased hereunder on such Purchase Date with a legend stating that such Receivables have been sold to the Purchaser (as beneficial owner through the Owner Trustee as holder of legal title) in accordance with this Agreement;

(c)    no Servicer Default, Seller Event of Default or Performance Guaranty Default shall have occurred and be continuing under the Transaction Documents;

(d)    no Financing Document Default shall have occurred and be continuing;

(e)    no material change shall have occurred after the Closing Date with respect to the Seller’s systems, computer programs, related materials, computer tapes, disks and cassettes, procedures and record keeping relating to and required for the collection of the Receivables by the Seller which makes them not sufficient and satisfactory in order to permit the purchase, administration and collection of the Receivables by the Purchaser in accordance with the terms and intent of this Agreement;

(f)    the Purchaser shall have received such other approvals, opinions or documents as the Purchaser may reasonably request; and

(g)    the Seller shall have complied with all of the covenants and satisfied all of its obligations hereunder required to be complied with or satisfied as of such date.

SECTION 3.3    Conditions Precedent to Seller’s Initial Sale. The obligation of the Seller to make its initial sale of Contracts and Related Rights hereunder on the Closing Date is subject to the conditions precedent that the Seller shall have received on or before the Closing Date the following, each (unless otherwise indicated) dated the Closing Date and in form and substance satisfactory to the Seller:

(a)    a duly executed certificate of the Managing Member of the Purchaser certifying the names and true signatures of the officers of the Purchaser who are authorized to sign on behalf of the Purchaser this Agreement and the other documents to be delivered by it hereunder;

(b)    the Owner Trustee Letter, executed by the Owner Trustee;

(c)    the ECO Guaranty duly executed by the ECO Guarantor;

(d)    the EFCH Guaranty duly executed by the EFCH Guarantor;

(e)    the EPOB Guaranty duly executed by the EPOB Guarantor; and

(f)    an undertaking executed by the 2016 Ellington Investors in the form of Exhibit B to the Original Agreement (which undertaking shall be updated by the 2016 Ellington Investors on the date hereof in the form of Exhibit B hereto).

SECTION 3.4    Conditions Precedent to Certain Sales. The obligation of the Seller to make its initial sale of any Contracts and Related Rights that will be allocated to the 2017 Ellington Investors is subject to the conditions precedent that the Seller shall have received on or before the Amendment Date the following, each (unless otherwise indicated) dated the Amendment Date and in form and substance satisfactory to the Seller:

(a)    the ECO-GS Guaranty duly executed by the ECO-GS Guarantor;

(b)    the EFCH-GS Guaranty duly executed by the EFCH-GS Guarantor;

(c)    the EPOB-GS Guaranty duly executed by the EPOB-GS Guarantor; and

(d)    an undertaking executed by the 2017 Ellington Investors in the form contemplated by Section 3.4(d) of the Original Agreement (which undertaking shall be updated by the 2017 Ellington Investors on the date hereof in the form of Exhibit C hereto).

In addition, the obligation of the Seller to make its initial sale of any Contracts and Related Rights that will allocated to EPOB2-GS shall be subject to its receipt, on or before the date of such initial sale, of the EPOB2-GS Guaranty duly executed by the EPOB2-GS Guarantor in form and substance satisfactory to the Seller.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.1    Representations and Warranties of the Parties. The Purchaser and the Seller each represents and warrants as to itself on the Closing Date and on each subsequent Purchase Date as follows:

(a)    Each of the Seller and the Purchaser (i) is a corporation, in the case of the Seller, or limited liability company, in the case of the Purchaser, duly organized, validly existing and in good standing under the Laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to own its properties and to conduct its business as now conducted and as presently contemplated and to execute and deliver each Transaction Document to which it is a party and to consummate the transactions contemplated thereby and (iii) is duly qualified to do business and is in good standing as a foreign entity (or is exempt from such requirements), and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on the conduct of the Seller’s or the Purchaser’s business.

(b)    The purchase and sale of Contracts and Related Rights pursuant to this Agreement, the performance of its obligations under this Agreement and the consummation of the transactions herein contemplated have been duly authorized by all requisite action and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than pursuant to this Agreement or the other Transaction Documents) upon any of its property or assets, pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party by which it is bound or to which any property or assets of it is subject, nor will such action result in any violation of the provisions of its organizational documents or of any Law of any Governmental Authority having jurisdiction over it or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such Governmental Authority is required to be obtained by or with respect to it for the purchase and sale of the Contracts and Related Rights or the consummation of the transactions contemplated by this Agreement.

(c)    This Agreement has been duly executed and delivered by it and constitutes a valid and legally binding obligation of it, enforceable against it in accordance with its terms, except that the enforceability thereof may be subject to (a) the effects of any applicable bankruptcy, insolvency, reorganization, receivership, conservatorship or other Laws affecting the rights of creditors generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

(d)    There is no pending or, to its knowledge after due inquiry, threatened action or proceeding affecting it before any Governmental Authority, that may reasonably be expected to materially and adversely affect its condition (financial or otherwise), operations, properties or prospects, or that purports to affect the legality, validity or enforceability of this Agreement. None of the transactions contemplated hereby is or is threatened to be restrained or enjoined (temporarily, preliminarily or permanently).

(e)    Neither it nor any of its ERISA Affiliates contributes to, sponsors, maintains or has an obligation to contribute to or maintain any Pension Plan and has not at any time prior to the date hereof established, sponsored, maintained, been a party to, contributed to, or been obligated to contribute to any Pension Plan. Except as required by Section 4980B of the Internal Revenue Code, neither it nor any of its ERISA Affiliates maintains an employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of such party or any of its ERISA Affiliates or coverage after a participant’s termination of employment.

SECTION 4.2    Additional Representations of the Seller. The Seller additionally represents and warrants on the Closing Date and on each subsequent Purchase Date as follows with respect to the Contracts and the Related Rights sold on such Purchase Date:

(a)    Eligible Receivable. All Receivables sold to the Purchaser hereunder are Eligible Receivables on the related Purchase Date.

(b)    Sale of Receivables. The Seller is, on such Purchase Date, the sole owner of each Receivable being sold on such Purchase Date free from any Lien other than those released at or prior to such Purchase Date. There is no effective financing statement (or similar statement or instrument of registration under the Law of any jurisdiction) on file or registered in any public office filed against the Seller covering any Contracts or Related Rights and the Seller will not execute nor will there be on file in any public office any effective financing statement (or similar statement or instrument of registration under the Laws of any jurisdiction) or statements covering such Contracts and Related Rights, except (i) in each case any financing statements filed in respect of and covering the purchase of the Contracts and Related Rights by the Purchaser pursuant to this Agreement and (ii) financing statements for which a release of Lien has been obtained or that has been assigned to the Purchaser. All UCC filings required by the Purchaser pursuant to Section 3.1(d) of this Agreement have been filed and are in full force and effect, or will be accomplished and in full force and effect within five (5) Business Days of such Purchase Date. The Seller shall at its expense perform all acts and execute all documents reasonably requested by the Purchaser at any time and from time to time to evidence, perfect, maintain and enforce the title of the Purchaser and/or the Owner Trustee in the Contracts and Related Rights.

(c)    Accuracy of Receivables Schedule/Information. As of the Closing Date, the Receivables Schedule furnished by the Seller is an accurate and complete listing of all the Contracts and Related Rights and the information contained therein with respect to such Contracts and Related Rights is true and correct as of such date. As of each Purchase Date, the applicable Funding Request furnished by the Seller is an accurate and complete listing of all the Contracts and Related Rights being sold to the Purchaser on such date and the information contained therein with respect to such Contracts and Related Rights is true and correct as of such date. All information heretofore furnished by, or on behalf of, the Seller to the Purchaser in connection with any Transaction Document, or any transaction contemplated thereby, is true and accurate in every material respect (without omission of any information necessary to prevent such information from being materially misleading).

(d)    Location of Office and Records. The principal place of business and chief executive office of Seller is located at 2 Circle Star Way, San Carlos, California 94070. Originals or duplicates of any Records evidencing Contracts and Related Rights that may be kept by the Seller shall be kept at (i) said offices, (ii) at the Seller’s document storage company, DataSafe, located at 37580 Filbert Street, Newark, CA 94560, or (iii) through the use of an Eligible Electronic Repository, and Seller will not move its principal place of business and chief executive office or permit any Records or any books evidencing the Contracts and Related Rights that it may hold in its possession to be moved unless the Seller shall have given to the Purchaser not less than thirty (30) days’ prior written notice thereof, clearly describing the new location.

(e)    Legal Names. The Seller has not changed its legal name during the six-year period preceding the Closing Date, other than its change in name from Progress Financial Corporation to Oportun, Inc.

(f)    Financial Statements. The Seller has heretofore made available to the Purchaser copies of Consolidated Parent’s consolidated balance sheets and statements of income and changes in financial condition as of and for the fiscal years ended December 31, 2016 and December 31, 2017, audited by and accompanied by the opinion of Deloitte & Touche LLP independent public accountants. Except as disclosed to the Purchaser prior to the Closing Date, such financial statements present fairly in all material respects the financial condition and results of operations of Consolidated Parent and its consolidated subsidiaries as of such dates and for such periods; such balance sheets and the notes thereto disclose all liabilities, direct or contingent, of the Consolidated Parent and its consolidated subsidiaries as of the dates thereof required to be disclosed by GAAP and such financial statements were prepared in accordance with GAAP applied on a consistent basis. Since December 31, 2017, there has been no material adverse change in the condition (financial or otherwise), operations, properties, assets or prospects of the Seller and its consolidated subsidiaries.

(g)    No Consent. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority (other than any UCC financing statements required to be filed hereby) is or will be required in connection with execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated by this Agreement, except such as have been made or obtained and are in full force and effect.

(h)    No Adverse Selection. No selection procedures in contravention of this Agreement or that are materially adverse to the Purchaser were utilized in selecting the Receivables sold by the Seller to the Purchaser on such Purchase Date. The provisions of Section 2.6 relating to the selection of Receivables for sale under this Agreement were not designed or intended to, and do not, adversely select Eligible Receivables for inclusion in the sale by the Seller to the Purchaser on such Purchase Date and are not otherwise designed or intended to, and do not when applied, materially and adversely affect the Purchaser.

(i)    Sale to Purchaser. This Agreement constitutes a valid sale, transfer and assignment to the Purchaser and/or the Owner Trustee of all right, title and interest in the Contracts and the Related Rights. Except as otherwise provided in this Agreement, neither the Seller nor any Person claiming through or under the Seller has any claim to or interest in the Collection Account.

(j)    Contracts. Each Contract (i) creates a related Receivable for a liquidated amount as stated in the Records relating thereto, (ii) is enforceable against the Obligor in accordance with its terms, except that the enforceability thereof may be subject to (a) the effects of any applicable bankruptcy, insolvency, reorganization, receivership, conservatorship or other Laws affecting the rights of creditors generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law), (iii) is not subject to any offset, defense, counterclaim or deduction and (iv) bears a signature of the related Obligor which is genuine and not forged or unauthorized.

(k)    No Material Adverse Change. Since December 31, 2017, there has been no material adverse change in the collectability of the Contracts and Related Rights or Seller’s ability to perform its obligations under any Transaction Document.

(l)    Solvency. The Seller is Solvent.

(m)    Perfection Representations. The Seller agrees that the representations set forth on Schedule II hereto shall be a part of this Agreement for all purposes.

(n)    Pension Benefit Guaranty Corporation. No Lien exists in favor of the Pension Benefit Guaranty Corporation on any Receivable.

(o)    Investment Company Act, Etc. The Seller is not, and is not controlled by, an “investment company” or an “affiliated person” of, “promoter” or “principal underwriter” for, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(p)    No Proceedings. There is no order, judgment, decree, injunction, stipulation or consent order of or with any Governmental Authority to which the Seller is subject, and there is no action, suit, arbitration, regulatory proceeding or investigation pending, or, to the knowledge of the Seller, threatened, before or by any Governmental Authority, against the Seller that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect.

(q)    Reasonably Equivalent Value. The sale of Contracts and Related Rights by the Seller to the Purchaser under this Agreement has been made for “reasonably equivalent value” (as such term is used under Section 548 of the Bankruptcy Code) and not for or on account of “antecedent debt” (as such term is used under Section 547 of the Bankruptcy Code) owed by the Purchaser to the Seller.

(r)    Nevada Originator. The Nevada Originator (i) is a limited liability company duly organized, validly existing and in good standing under the Laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to own its properties and to conduct its business as now conducted and as presently contemplated and (iii) is duly qualified to do business and is in good standing as a foreign entity (or is exempt from such requirements), and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on the conduct of its or the Seller’s business. There is no pending or, to its knowledge after due inquiry, threatened action or proceeding affecting the Nevada Originator before any Governmental Authority, that may reasonably be expected to materially and adversely affect its condition (financial or otherwise), operations, properties or prospects. The Nevada Originator is Solvent.

(s)    No Margin Stock. The Seller is not and will not be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X), and no proceeds of any sale will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U and X.

SECTION 4.3    Additional Representations and Warranties of the Purchaser. The Purchaser represents and warrants further as to itself on the Closing Date and on each subsequent Purchase Date as follows:

(a)    ECL Master Trust (i) is duly organized, validly existing and in good standing under the Laws of the state of its organization, (ii) has all requisite power and authority to own Contracts and Related Rights and (iii) is duly qualified to do business and is in good standing as a foreign entity (or is exempt from such requirements), and has obtained all necessary licenses and approvals (or is exempt from such requirements), in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would adversely affect the Contracts or Related Rights.

(b)    The Purchaser is a direct wholly-owned subsidiary of EMG Holdings, L.P., a Delaware limited partnership.

(c)    The Purchaser has (i) participated in due diligence sessions with the Servicer and (ii) had an opportunity to discuss the Servicer’s and the Seller’s businesses, management and financial affairs.

(d)    The Purchaser is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and has sufficient knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investing in, and it is able and prepared to bear the economic risk of investing in, the Contracts and Related Rights.

(e)    Under the terms of the ECL Master Trust, the Owner Trustee will own and hold legal title to the Contracts and Related Rights. The Purchaser will not acquire legal title to the Contracts and Related Rights.

ARTICLE V

GENERAL COVENANTS

SECTION 5.1    Affirmative Covenants of the Seller. During the Term, the Seller shall, unless the Purchaser otherwise consents in writing:

(a)    Financial Statements, Reports, Etc. Deliver or cause to be delivered to the Purchaser:

(i)    as soon as available and in any event within one hundred twenty (120) days after the end of each Fiscal Year of the Parent, a balance sheet of the Consolidated Parent as of the end of such year and statements of income and retained earnings and of source and application of funds of the Seller for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Year, in each case setting forth comparative figures for the previous Fiscal Year, certified without material qualification in a manner satisfactory to the Purchaser by Deloitte & Touche LLP or other nationally recognized, independent public accountants acceptable to the Purchaser, together with a certificate of such accounting firm stating that in the course of the regular audit of the business of the Seller, which audit was conducted in accordance with generally accepted auditing standards in the United States, such accounting firm has obtained no knowledge that a Seller Default or Seller Event of Default has occurred and is continuing, or if, in the opinion of such accounting firm, such a Seller Default or Seller Event of Default has occurred and is continuing, a statement as to the nature thereof;

(ii)    as soon as available and in any event within forty-five (45) days after the end of each fiscal quarter, quarterly balance sheets and quarterly statements of source and application of funds and quarterly statements of income and retained earnings of the Consolidated Parent, certified by the chief financial or executive officer of the Consolidated Parent (which certification shall state that such balance sheets and statements fairly present the financial condition and results of operations for such fiscal quarter, subject to year-end audit adjustments), delivery of which balance sheets and statements shall be accompanied by a certificate of such chief financial or executive officer to the effect that no Seller Default or Seller Event of Default has occurred and is continuing;

(iii)    as soon as possible and in any event within three days after any officer of the Seller becomes aware of the occurrence of a Servicer Default or a Seller Default or a Seller Event of Default or an event that, with the giving of notice or time elapse, or both, would constitute a Servicer Default, an officer’s certificate of the Seller setting forth the details of such event and the action that the Servicer or the Seller, as the case may be, proposes to take with respect thereto; and

(iv)    as soon as possible and in any event within three days after any officer of the Seller becomes aware of the occurrence of any Financing Document Default, an officer’s certificate of the Seller setting forth the details of such event and any action that the Seller proposes to take with respect thereto.

If the Consolidated Parent is subject to the reporting requirements of Section 13(a) of the Exchange Act, its filing of the annual and quarterly reports required under the Exchange Act, on a timely basis, shall be deemed compliance with clauses (i) and (ii) of this paragraph (a).

(b)    Compliance with Laws, Etc. Comply, and cause all of the Contracts to comply on the applicable Purchase Date, in all material respects with all Laws applicable to the Seller and the Contracts, including, without limitation, rules and regulations relating to truth in lending, retail installment sales, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, privacy, environmental matters, labor, taxation and ERISA, where in any such case failure to so comply could reasonably be expected to have an adverse impact on the Receivables or the amount of Collections thereunder. It will comply in all material respects with its obligations under the Contracts prior to the applicable Purchase Date.

(c)    Preservation of Existence. Preserve and maintain in all material respects its corporate existence, corporate rights (charter and statutory) and franchises.

(d)    Inspection Rights. Permit the Purchaser or its duly authorized representatives, attorneys or auditors to inspect the Receivables, the related documents and the related accounts, records and computer systems, software and programs used or maintained by the Seller at such times as the Purchaser may reasonably request. Upon instructions from the Purchaser, the Seller shall provide copies of relevant documents to the Purchaser.

(e)    Keeping of Records and Books of Account. Maintain and implement, or cause to be maintained or implemented, administrative and operating procedures necessary or advisable for the administration of all Receivables, and, until the delivery to the Purchaser or its designee, keep and maintain, or cause to be kept and maintained, all documents, books, records and other information necessary or advisable for the administration of all Receivables.

(f)    Performance and Compliance. Duly fulfill in all material respects all obligations on its part to be fulfilled prior to the applicable Purchase Date under or in connection with the Contracts and Related Rights, including complying with all Requirements of Law applicable thereto, and will do nothing to impair the right, title and interest of the Purchaser in the Contracts and Related Rights.

(g)    Location of Records. Keep the chief executive office of the Seller located at 2 Circle Star Way, San Carlos, California 94070, and keep originals or duplicates of any Records related to Contracts and Related Rights that it maintains at said offices or at the Seller’s document storage company, DataSafe, located at 37580 Filbert Street, Newark, CA 94560, and the Seller will not move its chief executive office or permit any Records and books evidencing the Contracts and Related Rights that it may maintain to be moved unless the Seller shall have given to the Purchaser not less than thirty (30) days’ prior written notice thereof, clearly describing the new location. The Seller may not, in any event, move the location where it conducts any administration of the Contracts and Related Rights from 2 Circle Star Way, San Carlos, California 94070, without the prior written consent of the Purchaser.

(h)    Credit and Collection Policies. Comply in all material respects with the Credit and Collection Policies.

(i)    Insurance. Keep its material insurable properties adequately insured at all times by financially sound and responsible insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies of the same or similar size in the same or similar businesses; maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it in such amounts and with such deductibles as are customary with companies of the same or similar size in the same or similar businesses and in the same geographic area; and maintain such other insurance as may be required by Law.

(j)    Obligations and Taxes. Pay and discharge promptly when due all material obligations, all sales tax and all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become in default, as well as all material lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a Lien or charge upon such properties or any part thereof; provided, however, that it shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and for which the Seller shall have set aside on its books adequate reserves with respect thereto.

(k)    Obligations with Respect to Receivables. Prior to the applicable Purchase Date, the Seller shall, at its own expense, take any such steps as are necessary to maintain perfection of the security interest, if any, created by each Contract; provided, however, that the Seller shall not be required to file any UCC financing statement with respect to any Obligor.

(l)    Furnishing Copies, Etc. Furnish to the Purchaser (i) upon the Purchaser’s request, a certificate of the chief financial or executive officer of the Seller certifying, as of the date thereof, that no Seller Default or Seller Event of Default referred to in Section 7.1(c) has occurred and is continuing; (ii) as soon as possible and in any event within one day after the occurrence of any Seller Default or Seller Event of Default, a statement of the chief financial or executive officer of the Seller, as applicable, setting forth details of such Seller Default or Seller Event of Default and the action that the Seller proposes to take or has taken with respect thereto; (iii) promptly after obtaining knowledge that a Receivable was, at the time of the Purchaser’s purchase thereof, not an Eligible Receivable, notice thereof; and (iv) promptly following request therefor, such other information, documents, records or reports with respect to the Receivables or the underlying Contracts or the conditions or operations, financial or otherwise, of the Seller, as the Purchaser may from time to time reasonably request.

(m)    Obligation to Record and Report. The Seller will treat the purchase of Contracts and Related Rights as a sale for tax and financial accounting purposes (as required by GAAP) and as a sale for all other purposes (including, without limitation, legal and bankruptcy purposes), on all relevant books, records, tax returns, financial statements and other applicable documents.

(n)    Continuing Compliance with the Uniform Commercial Code. At its expense perform all acts and execute all documents reasonably requested by the Purchaser at any time to evidence, perfect, maintain and enforce the title or security interest of the Purchaser and/or the Owner Trustee in the Contracts and Related Rights and the priority thereof. The Seller will authorize and deliver financing statements covering the Contracts and Related Rights sold to the Purchaser (reasonably satisfactory in form and substance to the Purchaser) and the Seller will file one or more financing statements covering the Contracts and Related Rights. The Seller shall cause each Contract to be stamped in a conspicuous place and Records relating to the Contracts and Related Rights to be marked as specified in Paragraph 5(b)(ii) of Schedule II. The Seller shall deliver the Receivable Files related to each Contract to the Custodian; provided that while any Records are in custody of the Seller, the Seller will hold the same for the benefit of the Purchaser.

The Seller will not file or authorize the filing of any effective financing statement (or similar statement or instrument of registration under the Laws of any jurisdiction) or statements relating to any Contracts and Related Rights, except any financing statements filed or to be filed covering the purchase of the Contracts and Related Rights by the Purchaser pursuant to this Agreement.

(o)    Proceeds of Receivables. In the event that the Seller receives any amounts in respect of Contracts or Related Rights, use its best efforts to cause such amounts to be delivered to the Servicer or deposited into the Collection Account.

(p)    Reserved.

(q)    Further Action Evidencing Purchases. Provide such cooperation, information and assistance, and prepare and supply the Purchaser with such data regarding the performance by the Obligors of their obligations under the Contracts and related Receivables and the performance by the Seller of its obligations under the Transaction Documents, as may be reasonably requested by the Purchaser or the Servicer.

(r)    Financing Statement Changes. Within thirty (30) days after the Seller makes any change in its, name, identity or corporate structure that would make any financing statement filed in accordance with this Agreement seriously misleading within the meaning of Section 9-506 of the UCC, the Seller shall give the Purchaser notice of any such change and shall file such financing statements or amendments to previously filed financing statements as may be necessary to continue the perfection of the interest of the Purchaser and/or the Owner Trustee in the Contracts and Related Rights.

(s)    Access to Financing Facility Documents and Reports. The Seller shall provide to the Purchaser on the Closing Date copies of all Financing Facility Documents that are in effect on the Closing Date and shall after the Closing Date provide to the Purchaser copies of any amendments made to the Financing Facility Documents, and copies of any new Financing Facility Documents, promptly after the same are executed. The Seller further shall provide (or shall cause each Securitization Trustee to provide) a reasonable number of employees of the Purchaser or its investment manager with access to its Securitization Trustee Website from and after the Closing Date. The Seller shall also provide the Purchaser with copies of such annual accountant compliance audit reports, servicer reports, remittance reports or similar documents prepared under or in connection with the Financing Facility Documents for any financing facility as the Purchaser may from time to time reasonably request to the extent that such documents or reports are not available to the Purchaser through the applicable Securitization Trustee Website.

SECTION 5.2    Negative Covenants of the Seller. During the Term, the Seller shall not, unless the Purchaser otherwise consents in writing:

(a)    Liens. Sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien arising through or under it upon or with respect to, any Contracts or any Related Right, or assign any right to receive proceeds in respect thereof except as created or imposed by this Agreement.

(b)    Change in Business. Make any material change in the nature of its business as carried on at the date hereof or engage in or conduct any business or activity that is materially inconsistent with such business.

(c)    Change in Payment Instructions to Obligors. Instruct the Obligors on any Receivables to make any payments with respect to such Receivables to any place other than the places specified in Section 2.02 of the Servicing Agreement.

(d)    Mergers; Sales of Assets. Sell all or substantially all of its property and assets to, or consolidate with or merge into, any other entity, if the effect of such sale or merger would cause a Seller Default or a Seller Event of Default or a Financing Document Default.

(e)    No Amendments. (i) Amend, supplement or otherwise modify this Agreement or (ii) otherwise take any action under this Agreement that could adversely affect the Purchaser’s interests hereunder.

(f)    Accounting Changes. Make any material change (i) in accounting treatment and reporting practices except as permitted or required by GAAP, (ii) in tax reporting treatment except as permitted or required by Law, (iii) in the calculation or presentation of financial and other information contained in any reports delivered hereunder, or (iv) in any financial policy of the Seller if such change could reasonably be expected to have a material adverse effect on the Receivables or the collection thereof.

ARTICLE VI

ADMINISTRATION AND COLLECTION OF RECEIVABLES

SECTION 6.1    Collection Procedures.

(a)    The Seller shall cause any payments received by the Seller to be (i) processed as soon as possible after such payments are received by the Seller but in no event later than the Business Day after such receipt, and (ii) delivered to the Servicer or deposited in the Collection Account no later than the second Business Day following the date of such receipt.

(b)    The Seller and the Purchaser shall deliver to the Servicer or deposit into the Collection Account all Recoveries received by it within two (2) Business Days after the date of receipt.

(c)    Any funds held by the Seller representing Collections of Receivables shall, until delivered to the Servicer or deposited in the Collection Account, be held in trust by the Seller on behalf of the Purchaser.

(d)    The Seller hereby irrevocably waives any right to set off against, or otherwise deduct from, any Collections.

SECTION 6.2    Purchase Information.

(a)    On each Purchase Date, the Seller shall prepare and deliver to the Purchaser and the Servicer a Funding Request with respect to Contracts and Related Rights sold to the Purchaser on such Purchase Date, which shall include a list of such Contracts.

(b)    Upon request of the Purchaser or Servicer, the Seller shall provide the Purchaser or Servicer, as the case may be, with all information required to prepare periodic reports that may be required to be furnished to the Purchaser pursuant to the Servicing Agreement, as promptly as possible on each Business Day on the basis of the sales and collections figures transmitted the previous day to the Seller’s central computer processing center.

SECTION 6.3    Compliance Statements. The Seller shall deliver, or cause to be delivered, to the Purchaser (i) on or before the thirtieth (30th) day after the one year anniversary of the Closing Date and (ii) on or before each anniversary thereof, an officer’s certificate signed by the Chief Executive Officer, Chief Financial Officer, President, Senior Vice President or any Vice President of the Seller stating that (a) a review of the activities of the Seller during the preceding year and of its performance under this Agreement has been made under such officer’s supervision and (b) to the best of such officer’s knowledge, based on such review, the Seller has fulfilled its obligations under this Agreement throughout such year and has complied in all respects with the Credit and Collection Policies, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

SECTION 6.4    Limitation on Liability of the Seller and Others. No recourse under or upon any obligation or covenant of this Agreement, or the Receivables, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, employee, agent, limited partner, officer or director, in its capacity as such, past, present or future, of the Seller or of any successor thereto, either directly or through the Seller, whether by virtue of any Law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Agreement and the obligations issued hereunder are solely its obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by the incorporators, shareholders, employees, agents, limited partners, officers or directors, as such, of the Seller or of any successor thereto, or any of them, because of the creation of the obligations hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Agreement or in the Receivables or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, employee, agent, officer or director, as such, under or by reason of the obligations or covenants contained in this Agreement or in the Receivables or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Agreement.

SECTION 6.5    Limitation on Liability of the Purchaser. No recourse under or upon any obligation or covenant of this Agreement, or the Receivables, or for any claim based thereon or otherwise in respect thereof, shall be had against any employee, agent, officer, member or director, in its capacity as such, past, present or future, of the Purchaser or any Ellington Investor or of any successor thereto, either directly or through the Purchaser or of such Ellington Investor, whether by virtue of any Law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Agreement and the obligations issued hereunder are solely its obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by the employees, agents, officers, members or directors, as such, of the Purchaser or of any Ellington Investor or of any successor thereto, or any of them, because of the creation of the obligations hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Agreement or in the Receivables or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such employee, agent, officer, member or director, as such, under or by reason of the obligations or covenants contained in this Agreement or in the Receivables or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Agreement.

SECTION 6.6    Good Faith Reliance. The Seller and the Purchaser and any director, officer, employee, member or agent of the Seller or the Purchaser may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

SECTION 6.7    Nonpetition. (a) Notwithstanding any prior termination of this Agreement, neither the Seller nor the Purchaser shall, prior to the date which is one year and one day after the date upon which all obligations and payments under the ECO-GS Credit Agreement have been paid in full, acquiesce, petition or otherwise invoke or cause ECO-GS to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against ECO-GS under any United States federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of ECO-GS or any substantial part of its property, or ordering the winding up or liquidation of the affairs of ECO-GS.

(b)    Notwithstanding any prior termination of this Agreement, neither the Seller nor the Purchaser shall, prior to the date which is one year and one day after the date upon which all obligations and payments under the EFCH-GS Credit Agreement have been paid in full, acquiesce, petition or otherwise invoke or cause EFCH-GS to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against EFCH-GS under any United States federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of EFCH- GS or any substantial part of its property, or ordering the winding up or liquidation of the affairs of EFCH-GS.

(c)    Notwithstanding any prior termination of this Agreement, neither the Seller nor the Purchaser shall, prior to the date which is one year and one day after the date upon which all obligations and payments under the EPOB-GS Credit Agreement have been paid in full, acquiesce, petition or otherwise invoke or cause EPOB-GS to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against EPOB-GS under any United States federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of EPOB- GS or any substantial part of its property, or ordering the winding up or liquidation of the affairs of EPOB-GS.

(d)    Notwithstanding any prior termination of this Agreement, neither the Seller nor the Purchaser shall, prior to the date which is one year and one day after the date upon which all obligations and payments under the EPOB2-GS Credit Agreement have been paid in full, acquiesce, petition or otherwise invoke or cause EPOB2-GS to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against EPOB2-GS under any United States federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of EPOB2- GS or any substantial part of its property, or ordering the winding up or liquidation of the affairs of EPOB2-GS.

(e)    As used in this Section 6.7, “ECO-GS Credit Agreement” means the Credit Agreement, dated as of the Closing Date, by and among ECO-GS, the Purchaser, Goldman Sachs Bank US, as a Lender and Administrative Agent, and the other Lenders party thereto; “EFCH- GS Credit Agreement” means the Credit Agreement, dated as of the Closing Date, by and among EFCH-GS, the Purchaser, Goldman Sachs Bank US, as a Lender and Administrative Agent, and the other Lenders party thereto; “EPOB-GS Credit Agreement” means the Credit Agreement, dated as of the Closing Date, by and among EPOB-GS, the Purchaser, Goldman Sachs Bank US, as a Lender and Administrative Agent, and the other Lenders party thereto; in each case as the same may be amended, restated, modified or supplemented from time to time; and “EPOB2-GS Credit Agreement” means any Credit Agreement executed by and among EPOB2-GS, the Purchaser, Goldman Sachs Bank US, as a Lender and Administrative Agent, and the other Lenders party thereto; in each case as the same may be amended, restated, modified or supplemented from time to time.

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.1    Seller Default or Seller Event of Default. If any of the following events (each, a “Seller Event of Default”) shall occur and be continuing:

(a)    any representation or warranty made or deemed made by or on behalf of the Seller under or in connection with this Agreement or other information or report delivered by the Seller pursuant hereto shall prove to have been false or incorrect in any material respect when made or deemed made; provided, however, that the falsity or incorrectness of any representation made pursuant to Section 4.2(a) with respect to any Contract or Related Rights shall not constitute a Seller Event of Default so long as the Seller has complied with its obligations in respect of such Contract or Related Rights pursuant to Section 2.4;

(b)    the Seller shall fail to (i) perform or observe any term, covenant or agreement contained in Sections 5.1(c), 5.1(d), 5.1(h), 5.1(i), 5.1(j), 5.1(k), 5.1(l), 5.1 (m), 5.1 (n), 5.1(o) or 5.2 or (ii) make any payment or deposit to be made by it hereunder within two (2) Business Days after the same became due and payable;

(c)    the Seller shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for thirty (30) days;

(d)    the Seller shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, shall make a general assignment for the benefit of creditors, or shall take any corporate action to authorize any of the actions set forth above in this subsection (d) or the Seller shall be the subject of an Event of Bankruptcy; or

(e)    the Seller transfers, sells or otherwise disposes of (whether in one transaction or a series of transactions) all or substantially all of its assets;

then, and in any such event, the Purchaser may, by notice to the Seller, declare its obligation to purchase Contracts and Related Rights from the Seller to be terminated, whereupon such obligation shall forthwith be terminated; provided, however, that in the case of any event described in subsection (d) above, such termination shall automatically occur upon the happening of such event. No termination under this Section 7.1 of the Purchaser’s obligation to purchase Contracts and Related Rights shall affect the then-existing obligations of the Seller hereunder (other than the Seller’s obligations to sell Contracts and Related Rights to the Purchaser pursuant hereto).

SECTION 7.2    Remedies.

(a)    If a Seller Event of Default has occurred and is continuing:

(i)    The Purchaser (and its assignees) shall have all of the rights and remedies provided to a purchaser of payment intangibles, instruments or chattel paper under the UCC by applicable Law in respect thereto.

(ii)    The Seller shall, upon the Purchaser’s (or its assignee’s) request and at the Seller’s expense (i) assemble all of the Seller’s Records, (ii) deliver such documents to the Purchaser or its designee at a place designated by the Purchaser or, at the Purchaser’s option, provide the Purchaser or its designee with access thereto and (iii) deliver to the Purchaser, its designees or assignees all computer programs, material and data necessary to the immediate collection of the Receivables by the Purchaser, or a party designated by the Purchaser, with or without the participation of the Seller.

(iii)    The Purchaser (and its assignees) may (A) notify the respective Obligors of the Purchaser’s ownership of the Contracts and Related Rights or (B) give notice, or require that the Seller and the Servicer, at the Seller’s expense, give notice of such ownership to each such Obligor.

(b)    In addition, if a Servicer Default has occurred and is continuing, the Purchaser (and its assignees) may (i) direct Obligors that payment of all amounts due or to become due under the Contracts and Related Rights be made directly to the Purchaser or its designee or assignee or (ii) require that the Seller and the Servicer, at the Seller’s expense, direct Obligors that all payments be made directly to the Purchaser or its designee or assignee.

(c)    If a Servicer Default has occurred and is continuing, the Purchaser (and its assignees) may elect to (i) sue for collection on any Contract and Related Rights or (ii) sell any Contract and Related Rights to any Person for a price that is acceptable to the Purchaser (or its assignees). In connection with any such sale, the Purchaser or its assignees shall have the right to assign its rights under this Agreement to a third-party.

(d)    The Seller hereby irrevocably authorizes the Purchaser or its designee or assignees, if a Servicer Default has occurred and is continuing, to take any and all steps in the Seller’s name and on the Seller’s behalf necessary or desirable, in the reasonable opinion of the Purchaser, designee or assignee, to collect all amounts due under the Contracts and Receivables, including, without limitation, endorsing the Seller’s name on checks and other instruments representing Collections, enforcing the Receivables and the underlying Contracts and exercising all rights and remedies in respect thereof.

(e)    If a Servicer Default has occurred and is continuing, the Seller will make such arrangements with respect to the collection of the Receivables as may be reasonably required by the Purchaser or its assignees.

(f)    If (i) any Seller Event of Default has occurred or (ii) an Event of Default shall have occurred under any Financing Facility Documents, then the Purchaser may declare (and if the Seller Event of Default set forth in Section 7.1(d) has occurred, the Purchaser will be deemed automatically to have declared) that a Purchase Termination Date has occurred. Upon such declaration, the Purchaser’s obligation to purchase Contracts and Related Rights hereunder, and the Seller’s obligation to sell Contracts and Related Rights hereunder shall each terminate. No such termination under this Section 7.2 shall affect the Purchaser’s right to pursue any remedies against the Seller for such termination.

SECTION 7.3    Sale Termination Events. If any of the following events (each, a “Sale Termination Event”) shall occur and be continuing:

(a)    the Purchaser or any Ellington Investor shall fail to make any payment to be made by it hereunder within two (2) Business Days after the same became due and payable;

(b)    the Purchaser or any Ellington Guarantor shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, shall make a general assignment for the benefit of creditors, or shall take any corporate action to authorize any of the actions set forth above in this subsection (b) or the Purchaser or any Ellington Guarantor shall be the subject of an Event of Bankruptcy;

(c)    any material default by an Ellington Guarantor in its obligations under the applicable Ellington Guaranty or Ellington-GS Guaranty; or

(d)    the Purchaser or any Ellington Investor shall assign, transfer or sell, or attempt to sell, transfer or sell, any Contracts, Related Rights or Receivables in violation of Section 2.7;

then, and in any such event, the Seller may, by notice to the Purchaser, declare its obligation to sell Contracts and Related Rights to the Purchaser to be terminated, whereupon such obligation and the Purchaser’s obligation to purchase any Contracts and Related Rights shall forthwith be terminated; provided, however, that in the case of any event described in subsection (b) above, such termination shall automatically occur upon the happening of such event. No termination under this Section 7.3 of the Seller’s obligation to sell Contracts and Related Rights shall affect the then-existing obligations of the Seller hereunder or its right to pursue any remedies against the Purchaser for any such termination.

ARTICLE VIII

INDEMNIFICATION

SECTION 8.1    Indemnities by the Seller. Without limiting any other rights that the Purchaser may have hereunder or under applicable Law, the Seller hereby agrees to indemnify the Purchaser and its assignees (including, for the avoidance of doubt, each Ellington Investor) and its and their officers, directors, agents, members and employees (each an “Indemnified Party”), forthwith on demand, from and against any and all claims, losses and liabilities (including, without limitation, reasonable attorneys’ fees and disbursements) (all the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or resulting from the Seller’s failure to perform its obligations under this Agreement excluding, however, (x) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party (BUT EXPRESSLY INCLUDING IN THE INDEMNITY SET FORTH IN THIS SECTION 8.1, INDEMNIFIED AMOUNTS ATTRIBUTABLE TO THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF PURCHASER OR SUCH INDEMNIFIED PARTY, IT BEING THE INTENT OF THE PARTIES THAT, TO THE EXTENT PROVIDED IN THIS SECTION 8.1, PURCHASER AND INDEMNIFIED PARTIES SHALL BE INDEMNIFIED FOR THEIR OWN ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE NOT CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) or (y) Indemnified Amounts to the extent related to a default on any Receivable by the related Obligor. Such indemnity shall survive the execution, delivery, performance and termination of this Agreement. Without limiting or being limited by the foregoing, the Seller shall pay on demand to the Purchaser or any Indemnified Party any and all amounts necessary to indemnify such Person from and against any and all Indemnified Amounts relating to or resulting from:

(a)    the sale hereunder of any Receivable that is not at the date of such sale an Eligible Receivable;

(b)    reliance on any representation or warranty or statement made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement or in any certificate report or document delivered pursuant hereto that, in any such case, shall have been false or incorrect in any material respect when made or deemed made;

(c)    the failure by the Seller to comply prior to the applicable Purchase Date with any applicable Law with respect to any Receivable or the related Contract, or the nonconformity on the applicable Purchase Date of any Receivable or the related Contract with any such applicable Law;

(d)    the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable Laws with respect to the interest in any Receivables of the Purchaser and/or the Owner Trustee in accordance with instructions of the Purchaser;

(e)    any dispute, claim, offset or defense (other than arising in a bankruptcy proceeding of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms) that does not arise from the acts or omissions of the Purchaser or its assignees;

(f)    any failure of the Seller to perform its duties or obligations under this Agreement or the applicable Contract;

(g)    the payment by the Purchaser of any California, Illinois, Nevada, Texas, Utah or Arizona franchise tax as to which any part thereof is attributable to the Seller, the Servicer, the Parent, the Nevada Originator or any Affiliate of any of the foregoing;

(h)    the commingling of Collections of Receivables at any time with other funds of the Seller, regardless of whether such commingling shall be permitted by the Transaction Documents;

(i)    any investigation, litigation or proceeding related to this Agreement or in respect of any Receivable or any Contract (other than a bankruptcy proceeding of an Obligor), which investigation, litigation or proceeding does not relate to the acts or omissions of the Purchaser or its assignees; or

(j)    the payment by the Purchaser of any taxes owed by the Seller, including, but not limited to, federal, state or local income taxes, excise taxes or business taxes.

ARTICLE IX

MISCELLANEOUS

SECTION 9.1    Amendments, Etc. No amendment, modification or waiver of any provision of this Agreement, or consent to any departure by the Seller therefrom, shall in any event be effective unless the same shall be in writing and signed by the Purchaser and the Seller, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 9.2    Notices Etc. All notices and other communications provided for hereunder shall be in writing (including facsimile communication) and mailed or delivered by courier service, if to the Seller, at its address at 2 Circle Star Way, San Carlos, California 94070, Attention: Chief Legal Officer; if to the Purchaser, at its address at c/o Ellington Financial Management LLC, 53 Forest Avenue, Old Greenwich, Connecticut 06870, Attention: General Counsel; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall when mailed be effective five (5) days after deposit in the mail, or upon receipt if sent by facsimile or courier, except that notices to the Purchaser pursuant to Article II shall not be effective until received by the Purchaser.

SECTION 9.3    No Waiver; Remedies. No failure on the part of the Purchaser to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Law.

SECTION 9.4    Binding Effect; Governing Law. This Agreement shall be binding upon and inure to the benefit of the Seller and the Purchaser and their respective successors and assigns, except that the Seller shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Purchaser. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as neither the Purchaser nor any Ellington Investor shall have any interest in any Receivables and all obligations of the Seller hereunder shall have been paid in full; provided, however, that the indemnification provisions of Article VIII shall be continuing and shall survive any termination of this Agreement. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

SECTION 9.5    Costs, Expenses and Taxes. In addition to the rights of indemnification granted to the Purchaser under Article VIII, the Seller agrees to all costs and expenses (including, without limitation, reasonable counsel fees and expenses), incurred by the Purchaser or its assignees (including, for the avoidance of doubt, any Ellington Investor) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) against the Seller of this Agreement and the documents to be delivered hereunder. In addition, the Seller agrees to pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents to be delivered hereunder by the Seller, and agrees to hold the Purchaser and its assignees harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes and fees. Except as otherwise specified in this Section 9.5, each of the Seller and the Purchaser shall pay their own expenses, including counsel fees and expenses, incurred in connection with the Transaction Documents.

SECTION 9.6    Purchaser Financing. Should the Purchaser elect to finance its purchase of Contracts and Related Rights under this Agreement, the Seller shall provide the Purchaser with such assistance as the Purchaser may reasonably request of it to facilitate the completion of such transaction, including, without limitation, participating in a reasonable amount of conference calls and basic due diligence that a financing partner may require, provided that the Seller is not required to incur (a) any out-of-pocket costs in connection with such assistance or (b) any obligation or liability to such financing partner. The Seller shall upon request provide the same level of assistance to any Ellington Investor which elects to finance its purchase of the beneficial interest in Contracts and Related Rights from the Purchaser.

SECTION 9.7    Reserved.

SECTION 9.8    Waiver of Setoff. All payments hereunder by the Seller to the Purchaser or by the Purchaser to Seller shall be made without setoff, counterclaim or other defense and each of the Purchaser and the Seller hereby waives any and all of its rights to assert any right of setoff, counterclaim or other defense to the making of a payment due hereunder to the Seller or the Purchaser, as the case may be; provided, however; that, notwithstanding the foregoing, the Purchaser hereby reserves any and all of its rights to assert any such right of setoff, counterclaim or other defense against the Seller with respect to the Purchase Price of Receivables purchased from the Seller hereunder in the ordinary course of the Purchaser’s business.

SECTION 9.9    Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under such Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

SECTION 9.10    Counterparts. This Agreement and any amendment or supplement hereto or any waiver granted in connection herewith may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

SECTION 9.11    Grant of License to Use Trademarks. For the sole purpose of enabling the Purchaser (or its assignees) to perform the functions of servicing and collecting the Receivables upon a Seller Event of Default, the Seller hereby grants to the Purchaser (or its assignees) or any other successor Servicer an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Seller) to use, license, or sublicense any copyright, trade name, trademark or similar rights or properties now owned or hereafter acquired by the Seller, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof. The aforementioned servicing and collecting functions shall be performed in accordance with customary business practices and in a manner which will not materially adversely affect any of such licenses or licensed items.

SECTION 9.12    Jurisdiction; Consent to Service of Process.

(a)    The Seller and the Purchaser hereby submit to the nonexclusive jurisdiction of any United States District Court for the Southern District of New York and of any New York state court sitting in New York, New York for purposes of all legal proceedings arising out of, or relating to, the Transaction Documents or the transactions contemplated thereby. The Seller and the Purchaser hereby irrevocably waive, to the fullest extent possible, any objection it may now or hereafter have to the venue of any such proceeding and any claim that any such proceeding has been brought in an inconvenient forum. Nothing in this Section 9.12 shall affect the right of the Purchaser or the Seller to bring any action or proceeding against the Seller and the Purchaser or its property in the courts of other jurisdictions.

(b)    TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, OR IN CONNECTION WITH, ANY TRANSACTION DOCUMENT OR ANY MATTER ARISING THEREUNDER.

SECTION 9.13    Third Party Beneficiaries. The Owner Trustee and each Ellington Investor shall be an intended third-party beneficiary of this Agreement. No other Person shall be a third-party beneficiary of this Agreement.

SECTION 9.14    Confirmation of Intent. It is the express intent of the parties hereto that the sale to the Purchaser pursuant to Section 2.1 shall be treated under applicable state Law and federal bankruptcy Law as a sale by the Seller to the Purchaser. However, if it is determined contrary to the express intent of the parties that the transfer is not a sale, and that all or any portion of the Contracts or Related Rights continue to be property of the Seller, then the Seller shall be deemed to, and the Seller does hereby, grant to each of the Purchaser, and the Owner Trustee as designee of the Purchaser, a security interest in all of the Seller’s right, title and interest in, to and under each Contract that is listed on the Receivables Schedule and the Related Rights to secure its obligations hereunder and this Agreement shall constitute a security agreement under applicable Law.

SECTION 9.15    Section and Paragraph Headings. Section and paragraph headings used in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement.

SECTION 9.16    Confidentiality. Neither the Seller nor the Purchaser shall issue or cause to be issued any announcement, press release, or other statement, or shall voluntarily disclose information concerning this Agreement or the other Transaction Documents to any other Person without the prior written consent of the other party. The foregoing shall not be deemed to prevent disclosure of this Agreement or the other Transaction Documents: (a) in response to a court order, subpoena, or other demand or request made in accordance with Law by a Governmental Authority having jurisdiction over the Seller or the Purchaser, as applicable, or as otherwise required by applicable Law (including, without limitation, applicable Federal securities law), or as the Seller may deem reasonably necessary as part of its Affiliate’s filings of SEC Forms 8-K, 10-Q or 10-K and related disclosures to investors (but any such disclosure made in such filings or to such investors shall not identify the Purchaser or any Ellington Investor by name, or include information that would enable recipients to identify the Purchaser or any Ellington Investor by name, unless such identification or information is required by applicable Law as interpreted by the Seller); or (b) to the Seller’s or Purchaser’s Affiliates, officers, agents, representatives, attorneys, accountants, auditors, successors and assigns, and to qualified bidders or investors in connection with the sale of the Seller or the Purchaser or their respective assets, who have a need to know.

SECTION 9.17    Intercreditor Agreement Amendments and Restatements. Upon receipt of an officer’s certificate of the Seller stating that an amendment to, or replacement of, the Intercreditor Agreement will not cause a Material Adverse Effect, the Purchaser shall execute and deliver, (a) one or more amendments to the Intercreditor Agreement and/or (b) one or more replacement intercreditor agreements and such documentation as is required to terminate the Intercreditor Agreement then in effect, in each case to accommodate additional financings entered into by the Seller and affiliates of the Seller; provided, however, that the Purchaser shall not be required to execute or deliver any such amendment, agreement or documentation that the Purchaser reasonably believes is materially adverse to it.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ECL FUNDING LLC, as Purchaser

By:
Name:
Title:

OPORTUN, INC., as Seller

By:
Name:
Title:

[Signature Page to Amended and Restated Purchase and Sale Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ECL FUNDING LLC, as Purchaser

By:
Name:
Title:

OPORTUN, INC., as Seller

By:
Name:
Title:

[Signature Page to Amended and Restated Purchase and Sale Agreement]

EXHIBIT A

FORM OF FUNDING REQUEST

[Attached]

EXHIBIT B

AMENDED AND RESTATED ACKNOWLEDGEMENT AND AGREEMENT

OF 2016 ELLINGTON INVESTORS

June 29, 2018

Oportun, Inc.

2 Circle Star Way

San Carlos, California 94070

Re: Purchase and Sale Agreement

We refer to the Amended and Restated Purchase and Sale Agreement, dated as of the date hereof (as amended, supplemented, modified or restated from time to time, the “Purchase Agreement”), between ECL Funding LLC, as Purchaser (the “Purchaser”), and Oportun, Inc., as Seller (the “Seller”). Each of the undersigned 2016 Ellington Investors, as an assignee from the Purchaser of the beneficial interests in certain Contracts, Related Rights and Receivables, hereby agrees with the Seller as follows:

1.    Each 2016 Ellington Investor agrees (i) on each Purchase Date to purchase from the Seller its applicable Purchase Percentage of the aggregate amount of Receivables then being sold by the Seller (it being understood that each such purchase shall be made by such 2016 Ellington Investor through the Purchaser acting as intermediary and shall be made in accordance with, and subject to the terms and conditions of, the Purchase Agreement), and (ii) the Seller shall be entitled to enforce such purchase obligation of such 2016 Ellington Investor directly against it as if the Purchase Agreement provided for such 2016 Ellington Investor to purchase such Receivables directly from the Seller without the Purchaser acting as intermediary.

2.    Each of the undersigned 2016 Ellington Investors represents and warrants to the Seller that:

a.    The aggregate Purchase Percentage of the Ellington Investors shall at all times equal 100%.

b.    Each of the representations and warranties made by the Purchaser in Sections 4.1 and 4.3 of the Agreement is true and correct, as if such 2016 Ellington Investor were the “Purchaser” referred to in such representations and warranties, provided that (i) for purposes of Sections 4.1(b), 4.1(c) and 4.1(d), the term “this Agreement” shall mean this Amended and Restated Acknowledgement and Agreement of 2016 Ellington Investors, and (ii) in Section 4.3(b), the words “a direct wholly-owned subsidiary of EMG Holdings, L.P.” shall be deemed replaced in the case of (A) ECO, with “an indirect wholly-owned subsidiary of Ellington Credit Opportunities, Ltd.”, (B) EFCH, with “an indirect wholly-owned subsidiary of Ellington Financial Operating Partnership LLC”, and (C) EPOB, with “an indirect wholly-owned subsidiary of Ellington Private Opportunities Master Fund (B), LP”.

3.    Each of the undersigned 2016 Ellington Investors covenants that it will comply with Section 2.7 of the Agreement in connection with any transfer by it of any Contracts, Related Rights and Receivables. Without limitation to the foregoing, each 2016 Ellington Investor agrees that its rights and obligations in respect of the Seller and the Receivables under the Purchase Agreement shall be the same as if it were the “Purchaser” named therein, except that (i) its obligation to purchase Receivables shall be limited as stated in paragraph (1) above, and (ii) any provision of the Purchase Agreement which provides for the delivery of any notice, document or instruction to or by the Purchaser shall, unless stated to the contrary, be satisfied by the delivery of the applicable notice, document or instruction to or by the Purchaser (with separate or additional deliveries to or by the 2016 Ellington Investors not being required).

This letter agreement amends, restates and replaces in its entirety the Acknowledgement and Agreement of Ellington Investors, dated as of August 2, 2016, previously delivered to the Seller by the 2016 Ellington Investors.

Any capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Purchase Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Acknowledgement and Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ECO CH LLC, as an Ellington Investor

By:	Ellington Management Group, L.L.C., as Investment Manager

By:

Name:
Title:

EF CH LLC, as an Ellington Investor

By:	Ellington Financial Management LLC, as Investment Manager

By:

Name:
Title:

EPOB CH LLC, as an Ellington Investor

By:	Ellington Management Group, L.L.C., as Investment Manager

By:

Name:
Title:

Acknowledged and Agreed as of the date first above written:

OPORTUN, INC., as Seller

By:

Name:
Title:

EXHIBIT C

AMENDED AND RESTATED ACKNOWLEDGEMENT AND AGREEMENT

OF 2017 ELLINGTON INVESTORS

June 29, 2018

Oportun, Inc.

2 Circle Star Way

San Carlos, California 94070

Re:	Purchase and Sale Agreement

We refer to the Amended and Restated Purchase and Sale Agreement, dated as of the date hereof (as amended, supplemented, modified or restated from time to time, the “Purchase Agreement”), between ECL Funding LLC, as Purchaser (the “Purchaser”), and Oportun, Inc., as Seller (the “Seller”). Each of the undersigned 2017 Ellington Investors, as an assignee from the Purchaser of the beneficial interests in certain Contracts, Related Rights and Receivables, hereby agrees with the Seller as follows:

1.    Each 2017 Ellington Investor agrees (i) on each Purchase Date to purchase from the Seller its applicable Purchase Percentage of the aggregate amount of Receivables then being sold by the Seller (it being understood that each such purchase shall be made by such 2017 Ellington Investor through the Purchaser acting as intermediary and shall be made in accordance with, and subject to the terms and conditions of, the Purchase Agreement), and (ii) the Seller shall be entitled to enforce such purchase obligation of such 2017 Ellington Investor directly against it as if the Purchase Agreement provided for such 2017 Ellington Investor to purchase such Receivables directly from the Seller without the Purchaser acting as intermediary.

2.    Each of the undersigned 2017 Ellington Investors represents and warrants to the Seller that:

a.    The aggregate Purchase Percentage of the Ellington Investors shall at all times equal 100%.

b.    Each of the representations and warranties made by the Purchaser in Sections 4.1 and 4.3 of the Agreement is true and correct, as if such 2017 Ellington Investor were the “Purchaser” referred to in such representations and warranties, provided that (i) for purposes of Sections 4.1(b), 4.1(c) and 4.1(d), the term “this Agreement” shall mean this Amended and Restated Acknowledgement and Agreement of 2017 Ellington Investors, and (ii) in Section 4.3(b), the words “a direct wholly-owned subsidiary of EMG Holdings, L.P.” shall be deemed replaced in the case of (A) ECO-GS, with “an indirect wholly-owned subsidiary of Ellington Credit Opportunities, Ltd.”, (B) EFCH-GS, with “an indirect wholly-owned subsidiary of Ellington Financial Operating Partnership LLC”, (C) EPOB-GS, with “an indirect wholly-owned subsidiary of Ellington Private Opportunities Master Fund (B), LP, and (D) EPOB2-GS, with “an indirect wholly-owned subsidiary of Ellington Private Opportunities Master Fund II (B), LP”.

3.    Each of the undersigned 2017 Ellington Investors covenants that it will comply with Section 2.7 of the Agreement in connection with any transfer by it of any Contracts, Related Rights and Receivables. Without limitation to the foregoing, each 2017 Ellington Investor agrees that its rights and obligations in respect of the Seller and the Receivables under the Purchase Agreement shall be the same as if it were the “Purchaser” named therein, except that (i) its obligation to purchase Receivables shall be limited as stated in paragraph (1) above, and (ii) any provision of the Purchase Agreement which provides for the delivery of any notice, document or instruction to or by the Purchaser shall, unless stated to the contrary, be satisfied by the delivery of the applicable notice, document or instruction to or by the Purchaser (with separate or additional deliveries to or by the 2017 Ellington Investors not being required).

4.    No recourse under any obligation, covenant or agreement of any 2017 Ellington Investor shall be had against any member, employee, officer, director or affiliate of any such party; provided, however, that nothing in this Section 4 shall relieve any such Person from any liability which such Person may otherwise have for his/her or its gross negligence or willful misconduct.

5.    The undertakings of the Seller in Section 6.7 of the Purchase Agreement are deemed incorporated into this letter agreement.

6.    This letter agreement amends, restates and replaces in its entirety the Acknowledgement and Agreement of 2017 Ellington Investors, dated as of March 3, 2017, previously delivered to the Seller by all of the 2017 Ellington Investors other than EPOB2-GS.

Any capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Purchase Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Acknowledgement and Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ECO GS 2017-OPTN LLC, as an Ellington Investor

By:	ECO CH LLC, as Sole Member

By:	Ellington Management Group, L.L.C., as Investment Manager

By:

Name:
Title:

EF GS 2017-OPTN LLC, as an Ellington Investor

By:	EF CH LLC, as Sole Member

By:	Ellington Financial Management LLC, as Investment Manager

By:

Name:
Title:

EPOB GS 2017-OPTN LLC, as an Ellington Investor

By:	EPOB CH LLC, as Sole Member

By:	Ellington Management Group, L.L.C., as Investment Manager

By:

Name:
Title:

EPO II (B) GS 2018-OPTN LLC, as an Ellington Investor

By:	EPO II (B) CH LLC, as Sole Member

By:	Ellington Management Group, L.L.C., as Investment Manager

By:

Name:
Title:

Acknowledged and Agreed as of the date first above written:

OPORTUN, INC., as Seller

By:

Name:
Title:

SCHEDULE I

RECEIVABLES SCHEDULE

I-1

SCHEDULE II

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in the Amended and Restated Purchase and Sale Agreement, the Seller hereby represents, warrants, and covenants to the Purchaser on the Closing Date and each subsequent Purchase Date as follows:

General

1.

The Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Contracts and Related Rights in favor of the Purchaser and/or the Owner Trustee, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from the Seller.

2.

The Contracts evidencing the Receivables constitute “general intangibles”, “accounts”, “instruments”, “electronic chattel paper” or “tangible chattel paper” within the meaning of the UCC as in effect in the State of Delaware.

Creation

3.

The Seller has received all consents and approvals, if any, to the sale of the Receivables under the Agreement to the Purchaser required by the terms of the Receivables that constitute instruments or payment intangibles.

Perfection:

4.	With respect to Receivables that constitute an instrument or tangible chattel paper, either:

(i)    All original executed copies of each such instrument or tangible chattel paper have been delivered to the Servicer or the Custodian;

(ii)    Such instruments or tangible chattel paper are in the possession of the Servicer or the Custodian, and the Purchaser has received a written acknowledgment from the Servicer or the Custodian that the Servicer or the Custodian is holding such instruments or tangible chattel paper solely on behalf and for the benefit of the Purchaser or its assignees; or

(iii)    The Servicer or the Custodian received possession of such instruments or tangible chattel paper after the Purchaser received a written acknowledgment from the Servicer or the Custodian that the Servicer or the Custodian is acting solely as agent of the secured party.

5.	With respect to Receivables that constitute electronic chattel paper, either:

(a)    The Seller has caused, or will have caused within ten days of the effective date of the Agreement, the filing of an appropriate financing statements against the Seller in favor of the Purchaser and the Owner Trustee in connection herewith describing such Receivables and containing a statement that: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the secured party as more fully described in, and subject to the terms of, the related transaction documents”; or

(b)    All of the following are true:

(i)    Only one authoritative copy of each such loan agreement exists; and each such authoritative copy (A) is unique, identifiable and unalterable (other than with the participation of the Purchaser other than a revision that is readily identifiable as an authorized or unauthorized revision), (B) has been marked with a legend to the following effect: “Authoritative Copy” and (C) has been communicated to and is maintained by the Servicer or a custodian who has acknowledged in writing that it is maintaining the authoritative copy of each electronic chattel paper solely on behalf of and for the benefit of the Purchaser or its assignees, or is acting solely as its agent; and

(ii)    Seller has marked the authoritative copy of each loan agreement that constitutes or evidences the Receivables with a legend to the following effect: “Oportun, Inc. has transferred all its rights and interest herein to ECL FUNDING LLC (as beneficial owner through Deutsche Bank National Trust Company as Owner Trustee and holder of legal title for the benefit of ECL FUNDING LLC or its assignees).” Such loan agreements or leases do not have any other marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Purchaser; and

(iii)    Seller has marked all copies of each loan agreement that constitute or evidence the Receivables other than the authoritative copy with a legend to the following effect: “This is not an authoritative copy”; and

(iv)    The records evidencing the Receivables have been established in a manner such that (a) all copies or revisions that add or change an identified assignee of the authoritative copy of each such electronic chattel paper must be made with the participation of the Purchaser and (b) all revisions of the authoritative copy of each such electronic chattel paper must be readily identifiable as an authorized or unauthorized revision.

6.

Any statements made in this Schedule II regarding the timing of the filing of financing statements shall not limit or affect the Seller’s obligation to file the financing statement contemplated by Section 3.1(d) of the Agreement on or before the Closing Date as specified therein.

Priority

7.

Other than the transfer of the Receivables to the Purchaser and/or the Owner Trustee under the Agreement, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. The Seller has not authorized the filing of, or is aware of any financing statements against the Seller that include a description of collateral covering the Receivables or any subaccount thereof other than those that have been released or any financing statement relating to the sale of the Receivables to the Purchaser or that has been terminated.

8.	The Seller is not aware of any judgment, ERISA or tax lien filings against the Seller or the Nevada Originator.

9.

Neither Seller nor a custodian holding any collateral that is electronic chattel paper has communicated an authoritative copy of any loan agreement that constitutes or evidences the Receivables to any Person other than the Servicer.

10.

None of the instruments, certificated securities, tangible chattel paper or electronic chattel paper that constitute or evidence the Receivables has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Purchaser or the Owner Trustee.

11.

Survival of Perfection Representations. Notwithstanding any other provision of the Agreement or any other Transaction Document, the Perfection Representations contained in this Schedule shall be continuing, and remain in full force and effect (notwithstanding any replacement of the Servicer or termination of Servicer’s rights to act as such) until such time as all Receivables purchased by the Purchaser shall have been either finally and fully paid or written off as uncollectible.

12.

Seller to Maintain Perfection and Priority. The Seller covenants that, in order to evidence the interests of the Purchaser and/or the Owner Trustee under the Agreement, the Seller shall take such action, or execute and deliver such instruments (other than effecting a Filing (as defined below), unless such Filing is effected in accordance with this paragraph) as may be requested by the Purchaser to maintain and perfect, as a first priority interest, the security interest of the Purchaser and/or the Owner Trustee in the Contracts and Related Rights. The Seller shall, from time to time and within the time limits established by Law, prepare and present to the Purchaser for the Purchaser to authorize the Seller to file, all financing statements, amendments, continuations, initial financing statements in lieu of a continuation statement, terminations, partial terminations, releases or partial releases, or any other filings necessary or advisable to continue, maintain and perfect the security interest of the Purchaser and/or the Owner Trustee in the Contracts and Related Rights as a first-priority interest (each a “Filing”).

SCHEDULE III

LIST OF COMPETITORS

By category - including affiliates and key owners/investors (individuals or corporate)

Consumer lenders

Small dollar lenders

Payday lenders

Marketplace lenders

Internet lenders

Peer-to-peer lenders

[***]

By name – including affiliates and key owners/investors (individuals or corporate)

[***]

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SCHEDULE IV

OWNER TRUSTEE LETTER

DEUTSCHE BANK NATIONAL TRUST COMPANY

August 2, 2016

Oportun, Inc.

1600 Seaport Boulevard

Redwood City, California 94063

Re: ECL Funding LLC

Ladies and Gentlemen:

We understand that in Section 2.1(d) of that certain Purchase and Sale Agreement, dated as of August 2, 2016 (the “Purchase Agreement”), between ECL Funding LLC, as Purchaser (the “Purchaser”), and Oportun, Inc., as Seller (the “Seller”), the Purchaser instructed the Seller to transfer to the Owner Trustee legal title to all Contracts and Related Rights (as such terms are defined in the Purchase Agreement) that are transferred by the Seller under the Purchase Agreement.

Solely in our capacity as Owner Trustee, and not in our individual capacity, the Owner Trustee hereby confirms that pursuant to the terms of the Amended and Restated Trust Agreement dated August 2, 2016 (the “Trust Agreement”) among the Purchaser, as depositor, the Owner Trustee, Deutsche Bank National Trust Company, as certificate registrar and trust paying agent, and Deutsche Bank Trust Company Delaware, as Delaware trustee, the legal title to each Purchased Asset shall be vested in the Owner Trustee not in its individual capacity but solely in its capacity as owner trustee for the Participation Trust.

This letter does not constitute a representation by the Owner Trustee as to the validity or enforceability of the Purchase Agreement, the Trust Agreement or any Purchased Assets or as to any other matters related thereto.

[Signature Page Follows]

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Any capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Trust Agreement.

Very truly yours,

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

By:
Name:
Title:

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